                  SCHERING-PLOUGH CORPORATION REDACTED VERSION

[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT 99.4

    ------------------------------------------------------------------------

                                MASTER AGREEMENT

                                  BY AND AMONG

                       MSP TECHNOLOGY (U.S.) COMPANY LLC,

                           MSP SINGAPORE COMPANY, LLC,

                              SCHERING CORPORATION,

                          SCHERING-PLOUGH CORPORATION,

                                       AND

                                MERCK & CO., INC.

                                   DATED AS OF

                                DECEMBER 18, 2001

    ------------------------------------------------------------------------

                                Table of Contents

ARTICLE I      DEFINED TERMS

Section 1.1.     Interpretation.........................................
Section 1.2.     Definitions............................................
Section 1.3.     Headings...............................................
Section 1.4.     Intent of the Parties..................................

ARTICLE II     THE ECLAFE TRANSACTIONS

Section 2.1.     The EMEA...............................................
Section 2.2.     Canada.................................................
Section 2.3.     Latin America..........................................
Section 2.4.     Far East...............................................
Section 2.5.     Amendment of Prior Agreements and S-P ECLAFE
                 License Agreements.....................................
Section 2.6.     Certain Contract Manufacturing Agreements..............
Section 2.7.     Toll Packaging Rights..................................

ARTICLE III    MANAGEMENT

Section 3.1.     Worldwide Oversight Committee..........................
Section 3.2.     Management of the EMEA.................................
Section 3.3.     Management of Canada...................................
Section 3.4.     Management of Latin America............................
Section 3.5.     Management of the Far East - Co-Marketing Countries....
Section 3.6.     Management of the Far East Board Countries.............

ARTICLE IV     GOOD FAITH EFFORTS; OTHER MATTERS

Section 4.1.     Commercially Reasonable Good Faith Efforts.............
Section 4.2.     Certain Expenses.......................................
Section 4.3.     Trademarks.............................................
Section 4.4.     Non-Compete............................................
Section 4.5.     Unilateral Termination of Board Country Agreements.....

ARTICLE V      DISPUTE RESOLUTION, TERMINATION, DISSOLUTION AND LIQUIDATION

Section 5.1.     Dispute Resolution.....................................
Section 5.2.     Termination............................................
Section 5.3.     Consequences of Termination............................
Section 5.4.     Treatment of Master Agreement and Related Agreements...

Section 5.5.     Incorporation by Reference.............................

ARTICLE VI     REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATION

Section 6.1.     Representations and Warranties of the Parties..........
Section 6.2.     Certain Representations................................
Section 6.3.     Certain Covenants......................................
Section 6.4.     Certain Obligations....................................
Section 6.5.     Indemnification........................................

ARTICLE VII    MISCELLANEOUS

Section 7.1.     Confidentiality........................................
Section 7.2.     Publicity..............................................
Section 7.3.     Further Assurances.....................................
Section 7.4.     Notices................................................
Section 7.5.     Failure to Pursue Remedies.............................
Section 7.6.     Cumulative Remedies....................................
Section 7.7.     Assignment; Binding Effect.............................
Section 7.8.     Severability...........................................
Section 7.9.     Counterparts...........................................
Section 7.10.    Integration............................................
Section 7.11.    Governing Law..........................................
Section 7.12.    Amendments.............................................
Section 7.13.    Judicial Proceeding....................................
Section 7.14.    Enforcement of Certain Rights..........................
Section 7.15.    No Third Party Beneficiaries...........................
Section 7.16.    Survival...............................................
Section 7.17.    Sanctioned Countries...................................

      This Master Agreement is dated as of December 18, 2001 (the "Effective Date"), by and among MSP Technology (U.S.) Company LLC ("MSP Technology"), MSP Singapore Company, LLC (the "Singapore Partnership"), Schering Corporation, Schering-Plough Corporation ("S-P"), and Merck & Co., Inc. ("M").

                                    RECITALS

      WHEREAS, S-P and M have entered into a Cholesterol Governance Agreement (the "Governance Agreement"), and certain related agreements, each dated as of May 22, 2000, with respect to the research, development and commercialization in the United States of the Cholesterol Products; and

      WHEREAS, S-P and M desire to expand the research, development and commercialization of the Cholesterol Products to the EMEA, Canada, Latin America and the Far East (other than Japan).

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

      Section 1.1. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and clauses shall refer to corresponding provisions of this Agreement, unless otherwise specified.

      Section 1.2. Definitions. The terms defined for the purposes of this Agreement, have the meanings herein specified.

      "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person; provided that (i) the Existing M JVs shall be deemed not to be Affiliates of M, so long as they continue to carry on their respective businesses as presently conducted and (ii) the Existing S-P JVs shall be deemed not to be Affiliates of S-P, so long as they continue to carry on their respective businesses as presently conducted. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agency" means any governmental regulatory authority in ECLAFE responsible for granting or giving approvals, pricing or reimbursement with respect to a Cholesterol Product.

      "Agreement" means this Master Agreement, as it may be amended from time to time.

      "Amended Agreements" means those Agreements executed and delivered in connection with the Governance Agreement which have been modified and amended pursuant to Section 2.5.1 of the Agreement, and the S-P licensing Agreements relating to ECLAFE executed and delivered pursuant to section 2.5.2.

      "Board Country Agreement" means the EMEA Board Country Agreements and the Far East Board Country Agreements.

      "Board Country Supply Agreements" means those Supply and Distribution Agreements and Sub-Distribution Agreements referred to in Sections 2.1(e), and
(g), 2.2(a)(3), 2.4(b)(2), (3), (4), (5) and (6) of this Agreement.

      "Board Country Subsidiary" means any subsidiary of M or S-P that is a party to (or, in the case of a single presence Affiliate of M or S-P, subject to the provisions of) an EMEA Board Country Agreement, a Far East Board Country Agreement or the Canada Co-Promotion Agreement (as referenced in Section 2.2(a)(2)).

      "Calendar Quarter" means each of following three (3) month periods: (i) the period beginning on January 1st of a given year and ending on March 31st of such year; (ii) the period beginning on April 1st of a given year and ending on June 30th of such year; (iii) the period beginning on July 1st of a given year and ending on September 30th of such year; and (iv) the period beginning on October 1st of a given year and ending on December 31st of such year.

      "Calendar Year" means each one year period beginning January 1st of a given year and ending December 31st of such year.

      "Call" means a face-to-face meeting in an individual or group practice setting, between a professional sales representative (including Specialty Representatives or Hospital Representatives) of M or S-P or their respective Affiliates, during which a Primary Position Detail, a Secondary Position Detail or a Tertiary Position Detail is made to a Prescriber relating to a Cholesterol Product, provided that such meeting is consistent with and in accordance with the procedures and policies customarily employed by such Party's sales force responsible for performing such activities for the majority of its other major marketed pharmaceutical products, consistently applied.

      "Call Notice" has the meaning set forth in Section 5.3(d)(ii).

      "Call Party" has the meaning set forth in Section 5.3(d).

      "Call Price" has the meaning set forth in Section 5.3(d).

      "Canadian Agreements" means those referred to in Section 2.2(a) of the Agreement other than Section 2.2(a)(3).

      "Canadian Partnership" has the meaning set forth in Section 2.2(a)(1).

      "Canadian Board" has the meaning set forth in Section 3.3.1.

                                                                    Exhibit 99.4

      "Canadian General Manager" has the meaning set forth in Section 3.3.2.

      "Canadian Partnership Agreement" has the meaning set forth in Section 2.2(a)(1).

      "Central and Eastern Europe Region" means, unless otherwise determined by the EMEA Operating Board, the following countries (and any other countries that result from the division or consolidation of such countries): Austria, Poland, Czech Republic, Slovak Republic, Hungary, Turkey, Lithuania, Estonia, Latvia, Croatia, Romania, Bosnia and Herzegovina, Serbia and Montenegro, Albania, Bulgaria, Macedonia, Russia, Ukraine, Slovenia, Turkmenistan, Georgia, Azerbaijan, Armenia, Belarus, Moldova, Kazakhstan, Kyrgyzstan, Tajikistan, Uzbekistan and Mongolia.

      "Change of Control" has the meaning set forth in the Governance Agreement.

      "Cholesterol Absorption Inhibitor" means a product whose primary clinical effect is through inhibition of the absorption of cholesterol from the diet into the plasma.




                                     [***]




      "Cholesterol Product" means the Z/E Combination Product, the Ezetimibe Monotherapy Product or the M/E Combination Product, as appropriate. "Cholesterol Products" means all of the foregoing.

      "Claim Notice" has the meaning set forth in Section 6.5.5.

      "C-O-C Notice" has the meaning set forth in Section 5.3(d).

      "C-O-C Party" has the meaning set forth in Section 5.3(d).

      "Co-Marketing" means, with respect to a country, the separate marketing and sale of the Cholesterol Products under separate brands by both M and S-P (or their respective professional sales representatives) in the country, including those activities normally undertaken by a pharmaceutical company's professional sales representatives of a Cholesterol Product or similar prescription pharmaceutical product to implement marketing and educational plans and strategies aimed at encouraging the appropriate use of a prescription pharmaceutical product. When used as a verb, "Co-Market" shall mean to engage in such activities.

      "Co-Marketing Supply Agreements" means those Supply and Distribution Agreements referred to in Sections 2.3(a) and 2.4(a)(1) of this Agreement.

      "Combination Product" means either or both of the Z/E Combination Product and/or the M/E Combination Product, as appropriate.

      "Compensation Auditor" has the meaning set forth in Section 3.2.5.

      "Confidential Information" has the meaning set forth in Section 7.1(a)(1).

      "Consultant's Report" has the meaning set forth in Section 3.2.4(b).

      "Contract Sales Force" means one or a group of independent professional sales representatives (whether or not employed by a Third Party) and retained by M, S-P or their respective Affiliates for the purpose of detailing pharmaceutical products; provided, however, that independent professional sales representatives who are not employed by a Third Party will not be treated as a member of a Party's Contract Sales Force, (x) in countries where M or S-P (or their Affiliates), as the case may be, generally engages independent professional sales representatives who are not employed by a Third Party, (y) with respect to individuals who have received substantially identical sales force training as provided to sales force employees of M or S-P, as the case may be, and (z) with respect to individuals who are paid comparable salaries and are eligible for comparable bonuses, in each case, as the comparable sales force employees of S-P or M, as the case may be.

      "Co-Promotion" means, with respect to a country, the marketing of the Cholesterol Products by both M and S-P, or their respective Affiliates, under the same brand, and the sale of the Cholesterol Products by only one of M or S-P, or their respective Affiliates, in the country, including those activities normally undertaken by a pharmaceutical company's professional sales representatives of a Cholesterol Product or similar prescription pharmaceutical product to implement marketing and educational plans and strategies aimed at encouraging the appropriate use of a prescription pharmaceutical product. When used as a verb, "Co-Promote" shall mean to engage in such activities.

      "Co-Promotion Countries" means the EMEA Co-Promotion Countries and the Far East Co-Promotion Countries.

      "Core Countries" means France, the United Kingdom, Germany, Netherlands, Spain, Italy, Sweden and Norway.

      "Country Marketing Committee" means, (i) with respect to a Co-Promotion Country or EMEA Co-Branding Country, the country marketing committee created pursuant to the applicable EMEA Co-Venture Agreement, EMEA Co-Branding Agreement or Far East Co-Venture Agreement, or the equivalent Entity Agreement, which committee shall be composed of an equal number of representatives of S-P on the one hand and M on the other, and (ii) with respect to a Single Presence Country, the Person that performs the equivalent Country Marketing Committee functions under the applicable Single Presence Country Exhibit.

      "Default Marketing Plan" has the meaning set forth in Section 3.2.4(d) hereof.

      "Development Agreement" means the amended and Restated Development Agreement (Cholesterol Combination) dated as of the date hereof, by and among the Parties, as amended from time to time.

      "Disadvantaged Party" has the meaning set forth in Section 2.1(a).

      "Disclosing Party" has the meaning set forth in Section 7.2.

      "Distribution LLC" means MSP Distribution Services (C) LLC.

      "Distribution Party" shall have the meaning set forth in Section 3.4.1.

      "E Monotherapy ECLAFE Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product which is comprised of Ezetimibe as its sole active ingredient in the Field in ECLAFE, as and to the extent contemplated by this Agreement and any Related Agreements.

      "E Monotherapy U.S. Trademark" means the trademark used or to be used by the Parties with respect to the registration, distribution, promotion and marketing of the Ezetimibe Monotherapy Product in the United States.

      "ECLAFE" means the EMEA, Canada, Latin America and the Far East, and all other countries in the world other than Japan and the U.S. Territory.

      "ECLAFE Cholesterol Business" means the Z/E ECLAFE Business, the E Monotherapy ECLAFE Business and the M/E ECLAFE Business as conducted in or with respect to a particular territory.

      "ECLAFE Material Breach" has the meaning set forth in Section 5.2.1(a).

      "ECLAFE Termination Assets" has the meaning set forth in Section 5.3(a).

      "Effective Date" has the meaning set forth in the Recitals.

      "EMEA" means the following countries (and any other countries that result from the division or consolidation of such countries): (i) Austria, United Kingdom, France, Germany, Italy, Spain, Norway, Denmark, Finland, Sweden, Switzerland, Portugal, Andorra, Belgium, Greece, Holy See, Iceland, Ireland, Liechtenstein, Luxembourg, Monaco, Netherlands, San Marino, (ii) Turkey, Poland, Hungary, Czech Republic, Russia, Albania, Slovak Republic, Armenia, Azerbaijan, Belarus, Bosnia and Herzegovina, Bulgaria, Croatia, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Latvia, Lithuania, Macedonia, Moldova, Romania, Serbia and Montenegro, Slovenia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, and
(iii) Algeria, Bahrain, Cyprus, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, Saudi Arabia, Syria, Tunisia, United Arab Emirates, Yemen, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Congo, Cote d'Ivoire, Democratic Republic of the Congo, Djibouti, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Kenya, Lesotho, Liberia, Madagascar, Malawi, Mali, Malta, Mauritania, Mauritius, Mozambique, Namibia, Niger, Nigeria, Rwanda, Sao Tome and Principe, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Uganda, Zambia, Zimbabwe.

      "EMEA Board Countries" means EMEA Co-Promotion Countries, EMEA Co-Branding Countries and EMEA Single Presence Countries.

      "EMEA Board Country Agreement" means an EMEA Co-Venture Agreement, EMEA Co-Branding Agreement or the EMEA Single Presence Country Exhibit, as applicable.

      "EMEA Co-Branding Agreement" has the meaning set forth in Section
2.1(b)(1).

      "EMEA Co-Branding Countries" means Italy (including the Holy See and San Marino) and countries in the EMEA where Co-Promotion is not legally permitted or which the EMEA Operating Board designates as EMEA Co-Branding Countries, and other than EMEA Single Presence Countries and EMEA No Presence Countries. The Parties acknowledge that the EMEA Operating Board will consider whether or not Greece will become an EMEA Co-Branding Country. In the event the Parties desire to amend the list of countries comprising EMEA Co-Branding Countries, such list shall be amended upon approval of the EMEA Operating Board.

      "EMEA Co-Promotion Countries" means all countries in the EMEA, other than the EMEA Co-Branding Countries, the EMEA Single Presence Countries and the EMEA No Presence Countries.

      "EMEA Co-Venture Agreement" has the meaning set forth in Section
2.1(a)(1).

      "EMEA Executive Sponsors" means (i) a senior executive of M or any of its Affiliates (who shall also serve as a member of the EMEA Operating Board), designated by M to serve as M's "Executive Sponsor" in the EMEA to champion interactions between the M members of the EMEA Operating Board and the S-P members of the EMEA Operating Board and (ii) a senior executive of S-P or any of its Affiliates (who shall also serve as a member of the EMEA Operating Board), designated by S-P to serve as S-P's "Executive Sponsor" in the EMEA to champion interactions between the S-P members of the EMEA Operating Board and the M members of the EMEA Operating Board, in each case, with respect to the ECLAFE Cholesterol Business in the EMEA.

      "EMEA General Manager" has the meaning set forth in Section 3.2.2(a).

      "EMEA Marketing Committee" has the meaning set forth in Section 3.2.3(a).

      "EMEA Marketing Director" has the meaning set forth in Section 3.2.2(b).

      "EMEA No Presence Countries" means each of the following countries in the
EMEA: Albania, Algeria, Angola, Benin, Bosnia and Herzegovina, Botswana, Burkina Faso, Cape Verde, Central African Republic, Chad, Comoros, Congo, Democratic Republic of the Congo, Djibouti, Equatorial Guinea, Eritrea, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Iraq, Kyrgyzstan, Lesotho, Liberia, Libya, Macedonia, Malawi, Mali, Mauritania, Mauritius, Moldova, Namibia, Niger, Nigeria, Rwanda, Sao Tome & Principe, Seychelles, Sierra Leone, Somalia, Sudan, Swaziland, Tajikistan, Togo, Zambia and Zimbabwe.

      "EMEA Operating Board" has the meaning set forth in Section 3.2.1(a).

      "EMEA Operating Board Chair" has the meaning set forth in Section
3.2.1(b).

      "EMEA Regional Representatives" means each of the persons designated by M with the written consent of S-P (such consent not to be unreasonably withheld) to be the regional representatives with respect to the following regions of the
EMEA: Scandinavian Region, Mid-Europe Region, Central and Eastern Europe Region and Middle East Africa Region. S-P shall have the right to cause the removal of an EMEA Regional Representative (subject to the written consent of M, not to be unreasonably withheld), provided that (i) such right shall be exercisable no more than once every two years and (ii) M shall have the right to designate a replacement for any removed EMEA Regional Representative with the written consent of S-P (such consent not to be unreasonably withheld).

      "EMEA Single Presence Countries" means countries in the EMEA which the EMEA Operating Board designates as EMEA Single Presence Countries; provided, however, that (i) Burundi, Cameroon, Cote D'Ivoire (Ivory Coast), Cyprus, Iran, Madagascar, Morocco, Mozambique, Senegal, Tanzania, Tunisia and Uganda will be deemed to be EMEA Single Presence Countries in which M is the party deemed to have the single presence, and (ii) Armenia, Azerbaijan, Kazakhstan, Syria, Turkmenistan, Uzbekistan and Yemen will be deemed to be EMEA Single Presence Countries in which S-P is the Party deemed to have the single presence.

      "EMEA Single Presence Country Exhibit" has the meaning set forth in
Section 2.1(c)(1).

      "Entity Agreement" has the meaning set forth in Section 2.1(a)(1).

      "EU Agency" means a marketing authorization Agency in the European Union or any member state of the European Union.

      [***]

      "European Economic Area" shall mean the following countries that comprise the European Economic Area as of the Effective Date (and any countries that result from the division or consolidation of such countries): Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden and The United Kingdom.

      "European Union" shall mean the following countries that comprise the European Union as of the Effective Date (and any countries that result from the division or consolidation of such countries): Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and The United Kingdom.

      "Existing M JVs" means those Persons listed on Schedule 1.2(ii).

      "Existing S-P JVs" means those Persons listed on Schedule 1.2(iii).

      "Ezetimibe" means the chemical compound 1-(4-fluorophenyl)-3(R)-[3(S)- hydroxy-3-(4-fluorophenyl)propyl)]-4(S)-(4-hydroxyphenyl)-2-azetidinone.

      "Ezetimibe Monotherapy Product" means a pharmaceutical product consisting of Ezetimibe as the sole active ingredient.

      "Far East" means the following countries (and any other countries that result from the division or consolidation of such countries): Afghanistan, Australia, Bangladesh, Bhutan, Brunei, Burma, Cambodia, China (including Hong Kong, Special Administrative Region and Macao Special Administrative Report), Fiji, India, Indonesia, Kirbati, Laos, Malaysia, Maldives, Marshall Islands, Federated States of Micronesia, Mongolia, Nauru, Nepal, New Zealand, North Korea, Pakistan, Palau, Papua New Guinea, Philippines, Samoa, Singapore, Solomon Islands, South Korea, Sri Lanka, Taiwan, Thailand, Tonga, Tuvalu, Vanuatu and Vietnam (but not including Japan).

      "Far East Board Countries" means Far East Co-Promotion Countries and Far East Single Presence Countries.

      "Far East Board Country Agreement" means a Far East Co-Venture Agreement or a Far East Single Presence Country Exhibit, as applicable.

      "Far East Co-Marketing Countries" means all countries in the Far East, other than Far East Co-Promotion Countries and Far East Single Presence Countries.

      "Far East Co-Promotion Countries" means (i) Malaysia, Singapore, Hong Kong and Taiwan, and (ii) such countries in the Far East where the Far East Operating Board designates such countries as Far East Co-Promotion Countries.

      "Far East Co-Venture Agreement" has the meaning set forth in Section 2.4(b)(1).

      "Far East Operating Board" has the meaning set forth in Section 3.6.1(a).

      "Far East Single Presence Country" means countries in the Far East which the Far East Operating Board designates as Far East Single Presence Countries, provided, however, that (i) Korea and New Zealand will be deemed to be Far East Single Presence Countries in which M is the party deemed to have the single presence, and (ii) Thailand, Indonesia and the Philippines will be deemed to be Far East Single Presence Countries in which S-P is the Party deemed to have the single presence.

      "Far East Single Presence Country Exhibit" has the meaning set forth in
Section 2.4(c)(1).

      "Field" means use as a human pharmaceutical product for lipid management and other uses that could reasonably be associated with lipid management, including, but not limited to, lipid related vascular disease management, available only by prescription from a Prescriber.

      "Five-Year Strategic Business Plan" has the meaning set forth in Section 3.2.4(a).

      "Governance Agreement" has the meaning set forth in the Recitals.

      "Hospital Representatives" means professional sales representatives employed by M or S-P or their respective Affiliates who focus on the promotion of multiple products in hospital and other institutional settings, with key account personnel, hospital staff, fellows and residents, and specialists with institutional affiliation, and who are trained in and provide special program execution and offer promotion materials, Samples and educational programs.

      "Interests" means, with respect to a Terminated Party, (i) all of the Terminated Party's (or its Affiliates') rights, title and interests in any or all of the Venture Companies, as applicable, and (ii) all of the Terminated Party's (or its Affiliates') rights and obligations under any or all of the Venture Agreements, as applicable, and (iii) all of the goodwill associated with the Terminated Party's Co-Marketing activities. For purposes of this Agreement, "Interests" shall not include (i) the Interests (as defined in the Governance Agreement) of the Terminated Party with respect to any or all of the U.S. Related Companies, and (ii) in the event the Governance Agreement has been terminated prior to, and not simultaneously with, this Agreement, the U.S. Termination Assets (as defined in the Governance Agreement), if any.

      "JV Entity" has the meaning set forth in Section 7.1(a).

      "LAFE" means Latin America and the Far East.

      "LAFE Co-Marketing Countries" means all countries in LAFE, other than Far East Co-Promotion Countries and Far East Single Presence Countries.

      "Latin America" means the following countries (and any other countries that result from the division or consolidation of such countries): Argentina, Mexico, Brazil, Uruguay, Paraguay, Bolivia, Chile, Columbia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Peru, Venezuela, Anguilla, Antigua & Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Cayman Islands, Cuba, Curacao, Dominica, Dominican Republic, French Guiana, Grenada, Guadeloupe, Guyana, Haiti, Jamaica, Martinique, Monserrat, Netherlands Antilles, St. Kitts & Nevis, St. Lucia, St. Maarten, St. Vincent and the Grenadines, Suriname, Trinidad & Tobago, Virgin Islands and British Virgin Islands.

      "Latin America Executive Sponsors" means (i) a senior executive of M or any of its Affiliates, designated by M to serve as M's "Executive Sponsor" in Latin America to champion interactions between the M and S-P in Latin America, and (ii) a senior executive of S-P or any of its Affiliates, designated by S-P to serve as S-P's "Executive Sponsor" in Latin America to champion interactions between S-P and M in Latin America, in each case, with respect to the ECLAFE Cholesterol Business in Latin America.

      "Launch" means, with respect to a Cholesterol Product in a country, the first commercial sale in the Field of the Cholesterol Product to a Third Party in such country after all regulatory approvals, and pricing and reimbursement within the guidelines provided by the EMEA Operating Board or Far East Operating Board, as applicable, have been obtained or received from the applicable Agency with respect to the applicable Cholesterol Product in the applicable country.

      "Launch Period" means, with respect to a Cholesterol Product, the three
(3) year period immediately following the Launch of such Cholesterol Product.

      "License Agreements" means the License Agreements listed in Sections 2.5.1 [(3) through (8)] and Section 2.5.2.

      "Licensor" has the meaning set forth in Section 7.14.

      "Local Affiliate" means, with respect to M or S-P in any country in ECLAFE, an Affiliate of M or S-P, as the case may be, located in the country, or if there is no local Affiliate of M or S-P, as the case may be, located in such country, the Affiliate (or Affiliates) of M or S-P which is (or are) responsible for the marketing, distribution or sale of the Cholesterol Products in the Field in such country.

      "Local Bankruptcy" means the occurrence of any of the following:

      (i) a Board Country Subsidiary in a country in ECLAFE makes a general assignment for the benefit of creditors;

      (ii) a Board Country Subsidiary in a country in ECLAFE either (i) is unable to pay its debts as and when they become due, or (ii) becomes insolvent and is unable to cure such insolvency within forty-five (45) days of becoming insolvent;

      (iii) a Board Country Subsidiary in a country in ECLAFE files any application or petition in any tribunal for the appointment of a trustee or receiver;

      (iv) a Board Country Subsidiary in a country in ECLAFE commences any proceeding leading towards the adjudication of such Board Country Subsidiary as insolvent under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law in a relevant jurisdiction, whether now or hereafter in effect; or

      (v) any petition or application of the types described in clauses (i) through (iv) above is commenced against such Board Country Subsidiary and is not dismissed within sixty (60) days after filing, or an order is entered appointing a trustee, receiver, or custodian for such Board Country Subsidiary, or an order for a relief is issued in any bankruptcy proceeding.

      "Losses" has the meaning set forth in Section 6.5.4.

      "M" has the meaning set forth in the Preamble hereof.

      "M Indemnified Parties" means M, its Affiliates and each of their respective officers, directors, partners, shareholders, members, agents, representatives, successors and assigns.

      "M Sales Force" means those professional sales representatives employed or retained by M, that engage in Pre-Launch Activities, Co-Promotion, Co-Marketing and/or Marketing Support Activities in support of the Cholesterol Products in an EMEA Board Country, Far East Board Country or Canada, subject to the limitation that with respect to each Cholesterol Product (i) in the case of Canada, Australia, France, the United Kingdom, Germany, Netherlands, Spain, Italy, Sweden and Norway, no more than 10% of the PDEs required of M in each such country by the Marketing and Educational Plan in any given Calendar Quarter may be delivered by a Contract Sales Force and (ii) in the case of all other such countries other than Single Presence Countries, (x) no more than 15% of the PDEs required of M in each such country by the Marketing and Educational Plan in any given Calendar Quarter may be delivered by a Contract Sales Force during the period beginning on the date on which M is first required to deliver PDEs in such country and ending on the last day of the eighth Calendar Quarter following the Calendar Quarter in which such Cholesterol Product is Launched in such country and (y) thereafter, no more than 10% of the PDEs required of M by the Marketing and Educational Plan may be delivered by a Contract Sales Force, in each case, without approval of the EMEA Operating Board or the Far East Operating Board, as applicable.

      "MAH" has the meaning set forth in Section 2.1(d)(1).

      "Marketing Presence" means, with respect to a country in the EMEA, that, as of the Effective Date, a Party or its Affiliates has full-time employees (not employed on a temporary basis) engaged in intra-country detailing, promotional and/or marketing activities. Subject to Section 3.2.7, [***] shall be deemed to provide [***] with a Marketing Presence in [***].

      "Marketing and Educational Plan" means, with respect to a Co-Promotion Country, EMEA Co-Branding Country or a Single Presence Country, the annual marketing and educational plan for the Co-Promotion Country, EMEA Co-Branding Country or a Single Presence Country, as the case may be, such Marketing and Educational Plan to include the matters referenced in Section 3.2.4, or 3.6.3, as applicable.

      "Marketing LLC" means MSP Marketing Services (C) LLC.

      "Marketing Support Activities" means those activities normally undertaken by a pharmaceutical company, other than by its professional sales representatives, in the development, implementation and monitoring of a Marketing and Educational Plan (other than Pre-Launch Activities).

      "Material Adverse Effect" has the meaning set forth in Section 5.2.1(a).

      "M/E ECLAFE Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product in the Field in ECLAFE that shall be a combination product comprising, but not limited to, [***], as and to the extent contemplated by this Agreement and any Related Agreements.

      "M/E Combination Product" means a pharmaceutical product consisting of a fixed single combination of pharmacologically active ingredients comprising, but not limited to, [***].

      "M/E Combination Product U.S. Trademark" means the trademark used or to be used by the Parties with respect to the registration, distribution, promotion and marketing of the M/E Combination Product in the United States.

      "Mid-Europe Region" means, unless otherwise determined by the EMEA Operating Board, the following countries (and any other countries that result from the division or consolidation of such countries): Switzerland, the Netherlands, Belgium, Luxembourg, Portugal, Liechtenstein, Greece, Israel, South Africa, Botswana, Lesotho, Malawi, Namibia, Swaziland, Zambia and Zimbabwe.

      "Middle East Africa Region" means, unless otherwise determined by the EMEA Operating Board, the following countries (and any other countries that result from the division or consolidation of such countries): Algeria, Bahrain, Cyprus, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, Saudi Arabia, Syria, Tunisia, United Arab Emirates, Yemen, Angola, Benin, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Congo, Cote d'Ivoire, Democratic Republic of the Congo, Djibouti, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Kenya, Liberia, Madagascar, Mali, Malta, Mauritania, Mauritius, Niger, Nigeria, Reunion Island, Rwanda, Sao Tome and Principe, Senegal, Seychelles, Sierra Leone, Somalia, Sudan, Tanzania, Togo, Uganda.

      [***]

      "MSDAPS" means Merck Sharp & Dohme Asia Pacific Services Pte. Ltd., a Singapore corporation.

      "MSDIL" means Merck Sharp & Dohme (International) Limited, a Bermuda corporation.

      "MSDIS" means Merck Sharp & Dohme International Services, B.V., a Dutch company.

      "MSP Technology" has the meaning set forth in the Preamble hereof.

      "New Agreements" has the meaning set forth in Section 5.3(f).

      "Non-Distribution Party" means, with respect to a distributor or sub-licensee appointed under Section 3.4.1 or 3.5.1 of this Agreement in a LAFE Co-Marketing Country, whichever of M or S-P is not the Distribution Party.

      "Non-Packager" has the meaning set forth in Section 2.7.

      "Non-Representative Educational and Promotional Activities" means all measurable and reported educational and promotional activities including (where applicable), without limitation and to the extent permitted by the laws of the applicable country, activities relating to market research costs, detailing aids, third party fees relating to advertising, marketing and other promotional activities, media (and any other press materials and interactions), print, internet programs, direct-to-customer advertising, other advertising, meetings, symposia and congresses, trade programs, Launch meetings, Cholesterol Product-related special sales force incentive programs, Phase V studies, Cholesterol Product-specific programs for managed care/private health plan customers, fees paid directly to a customer for administration of a contract, uninsured losses of product, product and disease therapy area specific training materials, but not including (i) activities directly related to detailing efforts, or (ii) Phase IV studies. All such activities will comply with all applicable Agency regulations including without limitation, those with respect to advertising and promotion, legally permissible support for physicians, and all other laws and regulations.

      "Non-Representative Educational and Promotional Spending" means all measurable and reported educational and promotional expenditures including (where applicable), without limitation and to the extent permitted by the laws of the applicable country, expenditures relating to market research costs, detailing aids, third party fees relating to advertising, marketing and other promotional activities, media (and any other press materials and interactions), print, internet programs, direct-to-customer advertising, other advertising, meetings, symposia and congresses, trade programs, Launch meetings, Cholesterol Product-related special sales force incentive programs, Phase V studies, Cholesterol Product-specific programs for managed care/private health plan customers, fees paid directly to a customer for administration of a contract, uninsured losses of product, product and disease therapy area specific training materials, but not including (i) expenditures directly related to detailing efforts or (ii) Phase IV studies.

      "Obligations" has the meaning set forth in Section 2.1(a).

      "Packager" has the meaning set forth in Section 2.7(1).

      "Party" means a party to this Agreement.

      "PDE Requirements" shall have the meaning set forth in Section 3.2.4(b).

      "Person" means any individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company, governmental entity or other legal entity.

      "Phase IV" means post-Launch studies that are intended to result in an added indication or other label change.

      "Phase V" means post-Launch studies that are not intended to result in an added indication or other label change.

      "Pre-Launch Activities" means those activities undertaken by M or its Affiliates, or the M Sales Force, or S-P or its Affiliates, or the S-P Sales Force, as the case may be, prior to the Launch of a Cholesterol Product in a country, including, without limitation, conduct of educational seminars and programs, patient education programs, pre-approval clinical trials, market research and appropriate educational activities for targeted audiences. All such activities will comply with all applicable laws, rules and regulations of such country.

      "Prescriber" means a medical or health care professional having authority to prescribe human prescription pharmaceutical products under the laws of the jurisdiction where such medical or health care professional is practicing.

      "Pre-Termination Substances" means any Cholesterol Absorption Inhibitor and any Statin, or any rights thereto, owned or held (by license or otherwise) by the Terminated Party or any entity that was an Affiliate of the Terminated Party prior to the date determined by clause (i) or clause (ii) hereafter, regardless of the stage of development (i.e., whether pre-clinical, clinical or in any other stage) prior to (i) the consummation of a Business Combination, in the case of termination pursuant to Section 5.2.2(iii) as a result of a Change of Control described in paragraphs (c), (e) or (f) of the definition of Change of Control or (ii) the termination of this Agreement, in the case of termination pursuant to Section 5.2.1(a) [ECLAFE Material Breach], 5.2.1(c) [Bankruptcy], 5.2.2(i) [Bankruptcy], 5.2.2(ii) [Material Breach - Standstill], 5.2.1(d) [Change of Control] or 5.2.2(iii) [Change of Control] as a result of the acquisition of 50% of Outstanding Common Stock or Outstanding Voting Securities, change in board composition or stockholder approval described in paragraphs (a),
(b) or (d) of the definition of Change of Control.

      "Primary Care Representatives" means a professional sales representative other than a Specialty Representative or a Hospital Representative.

      "Primary Detail Equivalents" or "PDEs" means, either: (a) [***] Primary Position Detail, (b) [***] Secondary Position Details or (c) [***] Tertiary Position Details. Notwithstanding the foregoing, during the Launch Period with respect to a Cholesterol Product, PDEs provided by each of M and S-P with respect to a Cholesterol Product in a given Calendar Year shall be composed of
(x) no less than [***] Primary Position Details and (y) no more than [***] Tertiary Position Details. To the extent that a party's (i) Tertiary Position Details comprise greater than [***] of its PDEs or (ii) Secondary Position Details and Tertiary Position Details, in the aggregate, comprise greater than [***] of its PDEs, such excess Secondary Position Details and/or Tertiary Position Details (as applicable) will not be credited towards a Party's obligation to provide the level of PDEs provided for under Section 3.1 of the EMEA Board Country

Agreements. For purposes of determining the number of PDEs delivered pursuant to
Section 3.1 of the EMEA Board Country Agreements, a Primary Position Detail or a Secondary Position Detail by a Specialty Representative shall be equivalent to [***] (as the case may be) of a Primary Care Representative and a Primary Position Detail or a Secondary Position Detail by a Hospital Representative shall be equivalent to [***] (as the case may be) of a Primary Care Representative. The Parties shall from time to time reassess these PDE weightings in relation to a Cholesterol Product's life cycle and the competitive marketplace.

      "Primary Position Detail" means a full product presentation during a Call by a Party's professional sales representative in which key product messages and benefits are verbally presented in the first position and in a balanced manner, consistent with the terms of the EMEA Board Country Agreements and Far East Board Country Agreements and equivalent Entity Agreements, and approximately [***] of the total time of the Call is spent on such presentation.

      "Product Marketing Authorization" shall mean, with respect to each Cholesterol Product, simvastatin and [***] in a country in ECLAFE, as applicable, all authorizations issued by the relevant Agency in such country for the manufacturing (where necessary), marketing and sale of such Cholesterol Product in the Field in such country, and/or supplements thereto, including pricing and reimbursement approvals where applicable.

      "Regulatory Costs" means costs incurred to assure that the Cholesterol Products comply with applicable regulatory requirements during the term of this Agreement, including, without limitation, (i) amounts paid to governments or other third parties for filing and maintenance of health registrations and (ii) the direct cost of personnel responsible for regulatory matters, including, without limitation, filings, label updates, regulatory compliance, adverse experience reporting, safety update submissions and any other activities required so that the Cholesterol Products comply with applicable regulatory requirements during the term of the ECLAFE Cholesterol Business in ECLAFE. The direct cost of personnel responsible for regulatory matters will be charged based on approved budgets and agreement on an FTE (full time equivalent) basis.

      "Regulatory Expenses Cap" shall have the meaning set for in Section
4.2(b).

      "Related Agreements" means any or all of the agreements listed in Article II or subsequently entered into pursuant to the terms of Article II, and all other agreements executed and delivered contemporaneously therewith, as such agreements may be amended from time to time and to the extent such agreement is an amendment to an existing agreement, the existing agreement as amended. When the term "Related Agreements" is used in a Related Agreement, such term shall include this Agreement.

      "Sample" means a unit of a Cholesterol Product that is not intended to be sold and is intended to promote the appropriate trial and proper use of such Cholesterol Product in the Field.

      "Scandinavian Region" means, unless otherwise determined by the EMEA Operating Board, the following countries (and any other countries that result from the division or consolidation of such countries): Norway, Denmark, Iceland, Finland and Sweden.

      "Secondary Position Detail" means a product presentation during a Call by a Party's professional sales representative in which one or more key product messages and benefits are verbally presented in the second position and in a balanced manner, consistent with the terms of the EMEA Board Country Agreements and Far East Board Country Agreements and equivalent Entity Agreements, and approximately [***] of the total time of the Call is spent on such presentation.

      "Singapore Partnership" has the meaning set forth in the Preamble hereof.

      "Singapore Partnership Agreement" means the Limited Liability Company Agreement of the Singapore Partnership, dated as of May 22, 2000 and as may be amended from time to time, by and among MSD Technology Singapore Pte. Ltd., MSD Ventures Singapore Pte. Ltd., Schering-Plough (Singapore) Pte. Ltd. and Schering-Plough (Singapore) Research Pte. Ltd.

      "Single Presence Country" means the EMEA Single Presence Countries and the Far East Single Presence Countries.

      "Single Presence Country Exhibits" means the EMEA Single Presence Country Exhibit and the Far East Single Presence Country Exhibit.

      "Simvastatin" shall mean the chemical compound 6(R)-[2-(8'(S)-(2,2-dimethylbutyryloxy)-2'(S),6'(R)-dimethyl-1',2',6',7',8',8'a
(R)-hexahydronaphthyl-1'(S))ethyl]-4(R)-hydroxy-3,4,5,6-tetrahydro-2H-pyran-2-
one; also known as [1S-[1(alpha),3(alpha),7(beta)(2S*,4S*),8(alpha)(beta)]]-2,2-Dimethylbutanoic acid 1,2,3,7,8,8a-hexahydro-3,7-dimethyl-8-[2-(tetrahydro-4-hydroxy-6-oxo-2H-pyran-2-yl)-ethyl]-1-naphthalenyl ester.

      "SOL" means SOL, Limited, a Bermuda corporation.

      "Special Damages" has the meaning set forth in Section 6.5.4.

      "Specialty Representatives" means professional sales representatives employed by M or S-P or their respective Affiliates who focus in each Call on no more than two product details (i.e. one Primary Position Detail and one Secondary Position Detail) with physician specialists and thought leaders. Such representatives have specialized training with depth of medical knowledge on a disease state, are capable of in depth discussion regarding diagnosis, treatment and patient management, are trained in and provide special program execution, engage in regional advocate development and offer reprints, slide kits, promotional items, Samples and, in certain circumstances, disease management tools.

      "S-P" has the meaning set forth in the Preamble hereof.

      "S-P Indemnified Parties" means S-P, its Affiliates and each of their respective officers, directors, partners, shareholders, members, agents, representatives, successors and assigns.

      "S-P Sales Force" means those professional sales representatives employed or retained by S-P, that engage in Pre-Launch Activities, Co-Promotion, Co-Marketing and/or Marketing Support Activities in support of the Cholesterol Products in an EMEA Board Country, Far East Board Country or Canada, subject to the limitation that with respect to each Cholesterol Product (i) in the case of Canada, Australia, France, the United Kingdom, Germany, Netherlands, Spain, Italy, Sweden and Norway, no more than 10% of the PDEs required of S-P in each such country by the Marketing and Educational Plan in any given Calendar Quarter may be delivered by a Contract Sales Force and (ii) in the case of all other such countries other than Single Presence Countries, (x) no more than 15% of the PDEs required of S-P by the Marketing and Educational Plan in any given Calendar Quarter may be delivered by a Contract Sales Force during the period beginning on the date on which S-P is first required to deliver PDEs in such country and ending on the last day of the eighth Calendar Quarter following the Calendar Quarter in which such Cholesterol Product is Launched in such country, and (y) thereafter, no more than 10% of the PDEs required of S-P in each such country by the Marketing and Educational Plan may be delivered by a Contract Sales Force, in each case, without approval of the EMEA Operating Board or the Far East Operating Board, as applicable.

      "Statin" shall mean a product whose primary clinical effect is through the inhibition of the human enzyme, 3-hydroxy-3-methylglutaryl Coenzyme A Reductase.

      "Targeted Prescribers" means Prescriber groups representing at least seventy-five percent (75%) of the market potential of such Cholesterol Products.

      "Terminated Party" means whichever of S-P or M is not the Terminating Party, and its Affiliates.

      "Terminating Party" means the Party that has the right to terminate this Agreement either pursuant to Section 5.2.1 or an arrangement in a country in ECLAFE pursuant to Section 5.2.3, or the Party that terminated the Governance Agreement for the reasons referred to in Section 5.2.2.

      "Toll Packaging Agreements" means those Toll Packaging Agreements referred to in Sections 2.1(f), 2.2(b), 2.3(b) and 2.4(d) of this Agreement.

      "Tertiary Position Detail" means a product presentation during a Call by a Party's professional sales representative in which one or more key product messages and benefits are verbally presented in the third position and in a balanced manner, consistent with the terms of the EMEA Board Country Agreements and the Far East Board Country Agreements and equivalent Entity Agreements, and approximately [***] of the total time of the Call is spent on such presentation.

      "Third Party" means a Person which is not M, S-P, or any of their Affiliates.

      "Trademark Registrations" has the meaning set forth in Section 4.3.5(a).

      "U.S. Related Companies" means Distribution LLC and Marketing LLC, and in the event that this Agreement is terminated pursuant to Section 5.2.2 or the Governance Agreement is not terminated prior to a termination of this Agreement, the Singapore Partnership and MSP Technology.

      "U.S. Territory" means the United States of America, its territories and possessions (including but not limited to Puerto Rico).

      "Venture Agreements" means those Related Agreements setting forth the rights and obligations of the Parties to market, distribute and sell the Cholesterol Products in the EMEA, Far East Co-Promotion Countries and Single Presence Countries, including those Agreements and other documents referred to in Sections 2.1(a), (b), (c) and (d), 2.4(b)(1), and 2.4(c)(1) of the Agreement.

      "Venture Cholesterol Product" means the Cholesterol Products as developed and marketed for sale in the Field in ECLAFE by the Parties, or their Affiliates, either individually or as a group.

      "Venture Companies" means (i) the entities established pursuant to any Entity Agreement, if any, (ii) the Canadian Partnership, (iii) MAH, in each case, and (iv) to the extent the Governance Agreement has been terminated and the Interests (as defined in the Governance Agreement), in Marketing LLC and Distribution LLC and the U.S. Termination Assets (as defined in the Governance Agreement) have been transferred to the Non-Terminated Party (as defined in the Governance Agreement), if any, the Singapore Partnership and MSP Technology.

      [***] means [***], a company organized and existing under the laws of [***] and, as of the Effective Date, having its head office at [***].

      "Worldwide Cholesterol Business" means the Z/E ECLAFE Business, the E Monotherapy ECLAFE Business, the M/E ECLAFE Business and the Cholesterol Business (as defined in the Governance Agreement) as conducted in or with respect to the entire world, excluding Japan, including, without limitation, the ECLAFE and the United States.

      "WWOC" has the meaning set forth in Section 3.1(a).

      "WWOC Chairs" has the meaning set forth in Section 3.1(b).

      "WWOC Representatives" has the meaning set forth in Section 3.1(b).

      "Z/E ECLAFE Business" means the research, development, registration, manufacture and/or procurement, distribution, promotion and marketing of a pharmaceutical product in the Field in ECLAFE that shall be a combination product comprising, but not limited to, Simvastatin and Ezetimibe, as and to the extent contemplated by this Agreement and any Related Agreements.

      "Z/E Combination Product" shall mean a pharmaceutical product consisting of a fixed single combination of pharmacologically active ingredients comprising, but not limited to, Simvastatin and Ezetimibe.

      "Z/E Combination Product U.S. Trademark" means the trademark used or to be used by the Parties with respect to the registration, distribution, promotion and marketing of the Z/E Combination Product in the United States.

      Section 1.3. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

      Section 1.4. Intent of the Parties. It is the intent of the parties hereto that, without limiting the rights of the parties hereunder, S-P and M be considered equal partners with respect to all matters relating to governance and decision-making powers and that the parties intend to manage the operations of the ECLAFE Cholesterol Business in ECLAFE to maximize its commercial potential. The parties acknowledge that simultaneously herewith the parties are executing and delivering an amendment to the Governance Agreement, and agree that the Governance Agreement shall remain unchanged and in full force and effect, except as expressly amended thereby.

                                   ARTICLE II
                             THE ECLAFE TRANSACTIONS

      Section 2.1. The EMEA.

            (a)   EMEA Co-Promotion Countries.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement and, with respect to the Core Countries that are EMEA Co-Promotion Countries, no later than ninety (90) days following the execution and delivery of this Agreement, an EMEA Co-Venture Agreement in the form attached hereto as Exhibit 1 (with such variations as may be necessary to comply with local laws and regulations) covering each of the EMEA Co-Promotion Countries shall be executed and delivered by Local Affiliates of M and S-P, except in limited instances where both Parties agree that an agreement (an "Entity Agreement"), creating a separate entity through which the activities and governance functions contemplated by the form of EMEA Co-Venture Agreement will take place, is required by local laws and regulations of a country, in which case the Parties will enter into an

                  Entity Agreement based substantially on the EMEA Co-Venture Agreement (with such variations as may be necessary to comply with local laws and regulations) no later than ninety (90) days following the execution and delivery of this Agreement. If any taxes, duties, discounts, rebates, price reductions or other financial considerations imposed under the local laws, rules and/or regulations with respect to an EMEA country, or under an administrative, judicial or other governmental action with respect to an EMEA country, would materially financially disadvantage one Party and/or its Affiliates (the "Disadvantaged Party") but not the other Party and/or its Affiliates (or would cause a material financial disadvantage to one Party and/or its Affiliates greater than that caused to the other Party and/or its Affiliates) with respect to such EMEA country, solely as a result of its entering into or performing the relevant Board Country Agreement or Entity Agreement (as applicable) ("Obligations"), and the Parties have first each, separately or together, used commercially reasonable efforts to mitigate the effect of the Obligations, then the Parties agree to work together in good faith, for a reasonable period of time, to structure the local arrangement in a manner that would result in the Obligations not being imposed in any material respect (but without altering the treatment of the applicable country as an EMEA Co-Promotion Country). If after such good faith efforts the Parties are unable to implement such a structure, then the Parties shall in good faith agree upon such variations to the applicable EMEA Co-Venture Agreement or Entity Agreement as would be necessary to put the Parties in the economic position in the applicable country that they would have been in under the applicable EMEA Co-Venture Agreement or Entity Agreement had the Obligations not been imposed. The Country Sales Amount applicable to certain EMEA Co-Promotion Countries shall be as set forth on Schedule 2.1(a). M, S-P and their respective Affiliates shall not (i) engage in any ECLAFE Cholesterol Business in the applicable country without the approval of the EMEA Operating Board, except for activities approved and conducted pursuant to the Development Agreement or required under this Agreement, or (ii) distribute or sell Cholesterol Products in an EMEA Co-Promotion Country, in each case, until an EMEA Co-Venture Agreement or Entity Agreement has been executed and delivered with respect to the EMEA Co-Promotion Country.

            (b)   EMEA Co-Branding Countries.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, and, with respect to the Core Countries that are EMEA Co-Branding Countries, no later than ninety (90) days following the execution and delivery of this Agreement, an EMEA Co-Branding Agreement in the form attached hereto as Exhibit 2 (with such variations as may be necessary to comply with local laws and regulations), covering each of the EMEA Co-Branding Countries shall be executed and delivered by Local Affiliates of M and S-P with respect to each EMEA Co-Branding Country. If any taxes, duties, discounts, rebates, price reductions or other financial considerations imposed under the local laws, rules and/or regulations with respect to an EMEA country, or under an administrative, judicial or other governmental action with respect to an EMEA country, would materially financially disadvantage a Disadvantaged Party but not the other Party and/or its Affiliates (or would cause a material financial disadvantage to one Party and/or its Affiliates greater than that caused to the other Party and/or its Affiliates) with respect to such EMEA country, solely as a result of its Obligations, and the Parties have first each, separately or together, used commercially reasonable efforts to mitigate the effect of the Obligations, then the Parties agree to work together in good faith, for a reasonable period of time, to structure the local arrangement in a manner that would result in the Obligations not being imposed in any material respect (but without altering the treatment of the applicable country as an EMEA Co-Branding Country). If after such good faith efforts the Parties are unable to implement such a structure, then the Parties shall in good faith agree upon such variations to the applicable EMEA Co-Branding Agreement as would be necessary to put the Parties in the economic position in the applicable country that they would have been in under the applicable EMEA Co-Branding Agreement had the Obligations not been imposed. M, S-P and their respective Affiliates shall not (i) engage in any ECLAFE Cholesterol Business in the applicable country without the approval of the EMEA Operating Board, except for activities approved and conducted pursuant to the Development Agreement or required under this Agreement, or (ii) distribute or sell Cholesterol Products in an EMEA Co-Branding Country, in each case, until a Co-Branding Agreement has been executed and delivered with respect to the EMEA Co-Branding Country.

            (c)   EMEA Single Presence Countries.

                        (1) Sales of Cholesterol Products in the Field in EMEA
                  Single Presence Countries shall be governed by the provisions of Section 3.2.8 and the EMEA Single Presence Country Exhibit attached hereto as Exhibit 3.

            (d)   EMEA Marketing Authorization Holder.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement and in any event within sixty (60) days of the execution and delivery of this Agreement, the Singapore Partnership will form within the European Economic Area an entity to serve as marketing authorization holder with respect to the European Economic Area (the "MAH"). The MAH's name shall include the names of both M and S-P (or their designated Affiliates) and shall be agreed to by M and S-P. As soon as practicable after the execution of this Agreement, the MAH shall enter into agreements with EMEA supply, distribution and promotional entities in the European Economic Area in the form attached hereto as Exhibit 4 (with such variations as may be necessary to comply with local laws and regulations), and any other agreements that the Parties agree are required or desirable in the EMEA. Such agreements shall include one or more agreements under which an Affiliate of S-P agrees to serve as the "Qualified Person" as defined in Directives 2001/83/EC and 91/356/EEC for the Ezetimibe Monotherapy Product (the "S-P QP"). Under such agreement(s) the S-P QP shall undertake the general responsibilities of a Qualified Person for the Ezetimibe Monotherapy Product for the European Economic Area and its obligations shall include batch release and disposition decisions, import testing, stability testing and all other technical/quality investigations, for the European Economic Area as well as the EMEA. The S-P QP shall be compensated in a manner consistent with the Toll Fee calculated pursuant to the template of the Toll Packaging Agreement set forth in Exhibit 6 hereto. An Affiliate of M acting as toll packager pursuant to paragraph (f) below shall enter into one or more agreements with the Affiliate of S-P under which the M Affiliate shall furnish to the S-P QP such data and services regarding its operations as toll packager for the Ezetimibe Monotherapy Product as the S-P QP may reasonably require to discharge its responsibilities as a Qualified Person. For the avoidance of doubt, an Affiliate of M will serve as the "Qualified Person" as defined in Directives 2001/83/EC and 91/356/EEC for the Combination Products (the "M QP"). The M QP shall undertake the general responsibilities of a Qualified Person for the Combination Products for the European Economic Area and its obligations shall include batch release and disposition decisions, import testing, stability testing and all other technical/quality investigations for the European Economic Area as well as the EMEA. For the avoidance of doubt, for all regions other than EMEA, the toll packager shall be responsible for the final batch release and disposition decisions import testing (if any) stability, testing and all other technical/quality investigations. The Parties agree that neither Party, nor any director of the MAH appointed by any such Party, will take any action in any manner with respect to the MAH, other than as expressly set forth in the foregoing agreements, and that such agreements will not be interpreted in a manner inconsistent with this Agreement and/or the Related Agreements. Promptly after the Effective Date and the formation of the MAH, the Parties will cause MSD SP to apply for approval as the manufacturing authorization holder. In the event that MSD SP is unable to obtain approval as the manufacturing authorization holder, and it is not permissible for each of an M Affiliate and an S-P Affiliate to be a manufacturing authorization holder, then the Parties will work together in good faith to secure alternative arrangements that are mutually acceptable.

            (e)   Supply and Distribution.

                        (1) Simultaneously with the execution and delivery of
                  this Agreement, MSDIS and the Singapore Partnership shall execute and deliver a Supply and Distribution Agreement in the form attached hereto as Exhibit 5, pursuant to which MSDIS will acquire finished, unpackaged Cholesterol Products for packaging and sale to customers in the EMEA.

                        (2) In the event that MSDIS, or any Affiliate of MSDIS,
                  has failed, for any reason (including without limitation an event of force majeure), to perform, in any material respect, its obligations under the Supply and Distribution Agreement entered into pursuant to this Section 2.1(e) to supply and/or distribute Cholesterol Products received from the Singapore Partnership in the EMEA, such failure to perform is not cured and performance by MSDIS, or an Affiliate of MSDIS, as applicable, is not resumed within sixty (60) days of written notice by S-P of such failure, and S-P (or its designated Affiliate) can demonstrate to the Singapore Partnership that it has the ability and the facilities and expertise to assume such obligations, then S-P (or its designated Affiliate) shall have the right to assume the rights and responsibilities of MSDIS under the Supply and Distribution Agreement for supply and distribution of Cholesterol Products in the EMEA. In such event, the Singapore Partnership, MSDIS (or its Affiliate, as applicable) and S-P (or its designated Affiliate) shall immediately amend the Supply and Distribution Agreement and/or perform such other acts as are necessary to substitute S-P (or its designated Affiliate) for MSDIS (or its Affiliate, as applicable) as a party to the Supply and Distribution Agreement and to assign and transfer to S-P (or its designated Affiliate) all of MSDIS's (or its Affiliate's) rights and obligations under the Supply and Distribution Agreement with respect to supply and distribution of Cholesterol Products in the EMEA, including without limitation any rights to receive payment for services performed thereunder. Nothing in Section 2.1(e) shall be construed as a waiver of any other rights or remedies available to S-P under this Agreement as a result of such failure to perform by MSDIS.

                        (3) In the event that responsibility for supply and
                  distribution of Cholesterol Products in the EMEA is transferred to S-P (or its designated Affiliate) pursuant to
                  Section 2.1(e)(2) and MSDIS, or an Affiliate of MSDIS, at any time thereafter demonstrates to the Singapore Partnership that it has the ability and the facilities and expertise to resume performance of all such obligations, then the Singapore Partnership shall determine whether or not to return those responsibilities to MSDIS or its Affiliate. If responsibility for such activities is to be returned to MSDIS or its Affiliate, the Singapore Partnership, MSDIS (or its Affiliate) and S-P (or, if applicable, its designated Affiliate) shall immediately amend the Supply and Distribution Agreement and/or perform such other acts as are necessary to substitute MSDIS or its Affiliate for S-P or its Affiliate, as applicable, as a party to the Supply and Distribution Agreement and to assign and transfer to MSDIS or its Affiliate all of the rights and obligations under the Supply and Distribution Agreement with respect to supply and distribution of Cholesterol Products in the EMEA. In the event that these Sections 2.1(e)(2) and 2.1(e)(3) result in any other assignment or transfer of rights under Sections 2.1(f)(2) or 2.1(g)(6), such rights shall be returned to the relevant M Affiliate simultaneously with the assignment and transfer contemplated in this Section 2.1(e)(3). Upon the return of such rights and obligations to MSDIS pursuant to this Section 2.1(e)(3), the costs incurred by M or S-P, or their Affiliates in transferring the rights and responsibilities for supply and distribution of Cholesterol Products in the EMEA under Section 2.1(e)(2) and this Section 2.1(e)(3), and the cost of transferring such other rights under Sections 2.1(f)(2) or 2.1(g)(6), shall be borne as determined by the Singapore Partnership.

            (f)   Toll Packaging.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, an Affiliate of M and MSDIS shall enter into a Toll Packaging Agreement in the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws and regulations), pursuant to which the Affiliate of M will package the finished Cholesterol Products for sale in the EMEA. The Toll Packaging Agreement will provide, among other things, that the Affiliate of M may arrange for one of its Affiliates, a Third Party or an Affiliate of S-P to toll package any or all of the Cholesterol Products on behalf of the Affiliate of M.

                        (2) In the event that, and for so long as, S-P (or a S-P
                  Affiliate) is responsible for the supply and distribution of Cholesterol Products in the EMEA pursuant to Section 2.1(e)(2), then S-P, or its designated Affiliate, shall also assume all of MSDIS's rights and responsibilities to package Cholesterol Products in the EMEA as set forth in the Toll Packaging Agreements entered into pursuant to Section 2.1(f)(1). MSDIS, S-P (or its designated Affiliate) and the applicable Affiliates of M shall amend the Toll Packaging Agreements and/or perform such other acts as are necessary to substitute S-P (or its designated Affiliates) for MSDIS and the M Affiliates as parties to the Toll Packaging Agreements and to assign and transfer to S-P (or its designated Affiliate) all of MSDIS's and the M Affiliates' rights and obligations under the Toll Packaging Agreements with respect to Cholesterol Products in the EMEA.

            (g)   Sub-Distribution Agreements.

                  As soon as reasonably practicable following the execution and delivery of this Agreement:

                        (1) With respect to the EMEA Co-Promotion Countries, the
                  Local Affiliates of M will enter into Sub-Distribution Agreements in the form attached hereto as Exhibit 7 (with such variations as may be necessary to comply with local laws and regulations), with MSDIS pursuant to which each M Local Affiliate will purchase finished, packaged Cholesterol Products from MSDIS for sale in the EMEA Co-Promotion Countries.

                        (2) With respect to the EMEA Co-Branding Countries,
                  Local Affiliates of each of M and S-P will enter into separate, identical (except for the name of the Local Affiliate) Sub-Distribution Agreements in the form attached hereto as Exhibit 7 (with such variations as may be necessary to comply with local laws and regulations), with MSDIS pursuant to which such M and S-P Local Affiliates will purchase finished, packaged Cholesterol Products from MSDIS for sale in the EMEA Co-Branding Countries.

                        (3) With respect to each EMEA Single Presence Country,
                  whichever of M or S-P is deemed to have the single presence in such country, will arrange for one of its Local Affiliates to enter into a Sub-Distribution Agreement in the form attached hereto as Exhibit 7 (with such variations as may be necessary to comply with local laws and regulations), with MSDIS pursuant to which such M or S-P Local Affiliate will purchase finished, packaged Cholesterol Products from MSDIS for sale in that EMEA Single Presence Country.

                        (4) In the event that the M Local Affiliate that enters
                  into the Sub-Distribution Agreement with MSDIS in an EMEA Co-Promotion Country pursuant to Section 2.1(g)(1), or another Local affiliate, has failed for any reason (including without limitation an event of force majeure), to perform, in any material respect, its obligations under the Sub-Distribution Agreement entered into pursuant to this Section 2.1(g)(1), such failure to perform is not cured and performance by the M Local Affiliate or any other M Local Affiliate is not resumed within sixty (60) days of written notice by S-P of such failure and S-P (or its designated Affiliate) can demonstrate to the Singapore Partnership that it has the ability and the facilities and expertise to assume the rights and responsibilities of the applicable M Local Affiliate, then S-P (or its designated Affiliate) shall have the right to assume the rights and responsibilities of the applicable M Local Affiliate under the Sub-Distribution Agreement in such EMEA Co-Promotion Country. In such event, MSDIS, the applicable M Local Affiliate and S-P (or its designated Affiliate) shall immediately amend the Sub-Distribution Agreement and/or perform such other acts as are necessary to substitute S-P (or its designated Affiliate) for the applicable M Local Affiliate as a party to the Sub-Distribution Agreement and to assign and transfer to S-P (or its designated Affiliate) all of such M Local Affiliate's rights and obligations under the Sub-Distribution Agreement, including without limitation any rights to receive payment for services performed thereunder. Nothing in Section 2.1(g) shall be construed as a waiver of any other rights or remedies available to S-P under this Agreement as a result of such failure to perform by such M Local Affiliate.

                        (5) In the event that responsibility for distribution of
                  Cholesterol Products in an EMEA Co-Promotion Country is transferred to S-P (or its designated Affiliate) pursuant to
                  Section 2.1(g)(4) and an M Local Affiliate at any time thereafter demonstrates to the Singapore Partnership that it has the ability and the facilities and expertise to resume performance of all such obligations, then the Singapore Partnership shall determine whether or not to return those rights and responsibilities for such activities to such M Local Affiliate. If responsibility for such activities is to be returned to such M Local Affiliate, the Singapore Partnership, such M Local Affiliate and S-P (or, if applicable, its designated Affiliate) shall immediately amend the Sub-Distribution Agreement and/or perform such other acts as are necessary to substitute the M Local Affiliate for S-P or its Affiliate, as applicable, as a party to the Sub-Distribution Agreement and to assign and transfer to the M Local Affiliate all of the rights and obligations under the Sub-Distribution Agreement. Upon the return of such rights and obligations to the M Local Affiliate pursuant to this Section 2.1(g)(5), the costs incurred by M or S-P, or their Affiliates in transferring the rights and responsibilities for distribution of Cholesterol Products in the EMEA Co-Promotion Country under Section 2.1(g)(4) and this
                  Section 2.1(g)(5), shall be borne as determined by the Singapore Partnership.

                        (6) In the event that, and for so long as, S-P (or an
                  S-P Affiliate) is responsible for the supply and distribution of Cholesterol Products in the EMEA pursuant to Section 2.1(e)(2), then S-P, or its designated Affiliate, shall also assume all of MSDIS's rights and responsibilities under each of the Sub-Distribution Agreements entered into pursuant to this Section 2.1(g). MSDIS, S-P (or its designated Affiliate) and the applicable Affiliates of M and S-P shall amend the Sub-Distribution Agreements and/or perform such other acts as are necessary to substitute S-P (or its designated Affiliate) for MSDIS as a party to the Sub-Distribution Agreements and to assign and transfer to S-P (or its designated Affiliate) all of MSDIS's rights and obligations under the Sub-Distribution Agreements with respect to Cholesterol Products in the EMEA.

      Section 2.2. Canada.

                  (a) Simultaneously with the execution and delivery of this Agreement, the following documents shall be executed and delivered with respect to the sale of the Cholesterol Products in the Field in Canada:

                        (1) Partnership Agreement of Merck Frosst Schering
                  Pharma, GP (the "Canadian Partnership"), in the form attached hereto as Exhibit 8 (the "Canadian Partnership Agreement"), between Merck Frosst Canada Ltd. and Schering Canada, Inc. pursuant to which the Canadian Partnership is created for the purposes of the commercialization of the Cholesterol Products in the Field in Canada.

                        (2) Co-Promotion Agreement in the form attached hereto
                  as Exhibit 9, by and among the Canadian Partnership, Merck Frosst Canada Ltd. and Schering Canada, Inc., pursuant to which the parties agree to Co-Promote the Cholesterol Products in the Field in Canada.

                        (3) Supply and Distribution Agreement in the form
                  attached hereto as Exhibit 10, between the Canadian Partnership and the Singapore Partnership, pursuant to which the Canadian Partnership purchases finished, unpackaged Cholesterol Products from the Singapore Partnership for packaging and sale to customers in Canada.

                        (4) Warehousing and Support Services Agreement in the
                  form attached hereto as Exhibit 11, between the Canadian Partnership and Merck Frosst Canada Ltd., pursuant to which Merck Frosst Canada Ltd. will provide administrative and support services to the Canadian Partnership.

                        (5) In the event that Merck Frosst Canada Ltd., or any
                  Affiliate of Merck Frosst Canada Ltd., has failed for any reason (including without limitation an event of force majeure) to perform, in any material respect, its obligations under the Warehousing and Support Services Agreement entered into pursuant to Section 2.2(a)(4), such failure to perform is not cured and performance by Merck Frosst Canada Ltd., or an Affiliate of Merck Frosst Canada Ltd., is not resumed within sixty (60) days of written notice by Schering Canada, Inc., and Schering Canada, Inc. (or its designated Affiliate) can demonstrate to the Canadian Partnership that it has the ability and the facilities and expertise to assume such obligations, then Schering Canada, Inc. (or its designated Affiliate) shall have the right to assume the rights and responsibilities of Merck Frosst Canada Ltd. (or its Affiliate, as applicable) under the Warehousing and Support Services Agreement. In such event, the Canadian Partnership, Merck Frosst Canada Ltd. (or its Affiliate, as applicable) and Schering Canada, Inc. (or its designated Affiliate) shall immediately amend the Warehousing and Support Services Agreement and/or perform such other acts as are necessary to substitute Schering Canada, Inc. (or its designated Affiliate) for Merck Frosst Canada Ltd. (or its Affiliate, as applicable) as a party to the Warehousing and Support Services Agreement and to assign and transfer to Schering Canada, Inc. (or its designated Affiliate) all of the rights and responsibilities of Merck Frosst Canada Ltd. (or its Affiliate, as applicable) under the Warehousing and Support Services Agreement, including without limitation any rights to receive payment for services performed thereunder. Nothing in Section 2.2(a)(5) shall be construed as a waiver of any other rights or remedies available to S-P under this Agreement as a result of such failure to perform by Merck Frosst Canada Ltd.

                        (6) In the event that responsibilities referred to in
                  Section 2.2(a)(4) are transferred to Schering Canada, Inc. (or its designated Affiliate) pursuant to Section 2.2(a)(5) and Merck Frosst Canada Ltd., or any Affiliate of Merck Frosst Canada Ltd., at any time thereafter demonstrates to the Canadian Partnership that it is has the ability and the facilities and expertise to resume performance of all such obligations, then the Canadian Partnership shall determine whether or not to return those responsibilities to Merck Frosst Canada Ltd or such Affiliate of Merck Frosst Canada Ltd. The Canadian Partnership, Merck Frosst Canada Ltd. (or, if applicable, its Affiliate) and Schering Canada, Inc. (or, if applicable, its designated Affiliate) shall immediately amend the Warehousing and Support Services Agreement and/or perform such other acts as are necessary to substitute Merck Frosst Canada Ltd. (or its Affiliate) for Schering Canada, Inc. or its Affiliate, as applicable, as a party to the Warehousing and Support Services Agreement and to assign and transfer to Merck Frosst Canada Ltd (or its Affiliate) all of the rights and obligations under the Warehousing and Support Services Agreement. Upon the return of such rights and obligations to Merck Frosst Canada Ltd. (or its Affiliate) pursuant to this Section 2.2(a)(6), the costs incurred by M or S-P, or their Affiliates in transferring such rights and responsibilities under Section 2.2(a)(5) and this Section 2.2(a)(6), shall be borne as determined by the Canadian Partnership.

                  (b) As soon as reasonably practicable following the execution and delivery of this Agreement, the following documents shall be executed and delivered with respect to the sale of the Cholesterol Products in the Field in
Canada:

                        (1) Toll Packaging Agreement (Combination Products) in
                  the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws), between the Canadian Partnership and Merck Frosst Canada Ltd., pursuant to which the Canadian Partnership arranges for packaging of the finished Combination Products with Merck Frosst Canada Ltd. The Toll Packaging Agreement will provide, among other things, that Merck Frosst Canada Ltd., may arrange for an Affiliate, a Third Party or an Affiliate of S-P to toll package the Combination Products on behalf of Merck Frosst Canada Ltd.

                        (2) Toll Packaging Agreement (Ezetimibe Monotherapy
                  Product) in the form attached hereto as Exhibit 6

                  (with such variations as may be necessary to comply with local laws), between the Canadian Partnership and Schering Canada, Inc., pursuant to which the Canadian Partnership arranges for packaging of the finished Ezetimibe Monotherapy Product with Schering Canada, Inc. The Toll Packaging Agreement will provide, among other things, that the Affiliate of S-P may arrange for an Affiliate, a Third Party or an Affiliate of M to toll package the Ezetimibe Monotherapy Product on behalf of the Affiliate of S-P.

      Section 2.3. Latin America.

                  (a)   Supply and Distribution.

                        (1) Simultaneously with the execution and delivery of
                  this Agreement, the Singapore Partnership shall execute and deliver separate, identical (except for the name of MSDIL and SOL) Supply and Distribution Agreements in the form attached hereto as Exhibit 12, with MSDIL and SOL pursuant to which, in each case, MSDIL and SOL, respectively, will have the right to acquire finished, unpackaged Cholesterol Products for packaging and sale to customers in Latin America. MSDIL and SOL will then separately arrange for warehousing and sale in those countries in Latin America in which M or S-P, as applicable, has determined to sell the Cholesterol Products.

                  (b)   Toll Packaging.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, separate Toll Packaging Agreements in the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws and regulations), relating to the packaging of Cholesterol Products for sale by M and its Affiliates in Latin America shall be entered into between MSDIL and an M Affiliate and S-P Affiliate, respectively, pursuant to which (i) the M Affiliate will package the finished Combination Products, and
                  (ii) the S-P Affiliate will package the finished Ezetimibe Monotherapy Product, in each case, for sale by M and its Affiliates in Latin America.

                        (2) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, separate Toll Packaging Agreements in the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws and regulations), relating to the packaging of Cholesterol Products for sale by S-P and its Affiliates in Latin America shall be entered into between SOL and an M Affiliate and S-P Affiliate, respectively, pursuant to which (i) the M Affiliate will package the finished Combination Products, and (ii) the S-P Affiliate will package the finished Ezetimibe Monotherapy Product, in each case, for sale by S-P and its Affiliates in Latin America.

      Section 2.4. Far East.

                  (a)   Far East Co-Marketing Countries.

                        (1) Simultaneously with the execution and delivery of
                  this Agreement, the Singapore Partnership shall execute and deliver separate, identical (except for the name of MSDAPS and SOL) Supply and Distribution Agreements in the form attached hereto as Exhibit 12, with MSDAPS and SOL, pursuant to which such Affiliate will have the right to acquire finished, unpackaged Cholesterol Products for packaging and sale to customers in Far East Co-Marketing Countries. MSDAPS and SOL will then separately arrange for warehousing and sale in those Far East Co-Marketing Countries in which M or S-P, as applicable, has determined to sell the Cholesterol Products.

                  (b)   Far East Board Countries.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement (or if the list of Far East Co-Promotion Countries is amended, upon the approval of such amendment by the Far East Operating Board), a Far East Co-Venture Agreement in the form attached hereto as Exhibit 13 (with such variations as may be necessary to comply with local laws and regulations), covering each of the Far East Co-Promotion Countries shall be executed and delivered by Local Affiliates of M and S-P, except in limited instances where both Parties agree that an Entity Agreement is required by local laws and regulations of a country, in which case the Parties will enter into an Entity Agreement based substantially on the Far East Co-Venture Agreement (with such variations as may be necessary to comply with local laws and regulations), no later than ninety (90) days following the execution and delivery of this Agreement. If any taxes, duties, discounts, rebates, price reductions or other financial considerations imposed under the local laws, rules and/or regulations with respect to a Far East country, or under an administrative, judicial or other governmental action with respect to a Far East country, would materially financially disadvantage a Disadvantaged Party but not the other Party and/or its Affiliates (or would cause a material financial disadvantage to one Party and/or its Affiliates greater than that caused to the other Party and/or its Affiliates) with respect to such Far East country, solely as a result of its Obligations, and the Parties have first each, separately or together, used commercially reasonable efforts to mitigate the effect of the Obligations, then the Parties agree to work together in good faith, for a reasonable period of time, to structure the local arrangement in a manner that would result in the Obligations not being imposed in any material respect (but without altering the treatment of the applicable country as an Far East Co-Promotion Country). If after such good faith efforts the Parties are unable to implement such a structure, then the Parties shall in good faith agree upon such variations to the applicable Far East Co-Venture Agreement or Entity Agreement as would be necessary to put the Parties in the economic position in the applicable country that they would have been in under the applicable Far East Co-Venture Agreement or Entity Agreement had the Obligations not been imposed. M, S-P and their respective Affiliates shall not (i) engage in any ECLAFE Cholesterol Business in the applicable country without the approval of the Far East Operating Board, except for activities approved and conducted pursuant to the Development Agreement or required under this Agreement, or (ii) distribute or sell Cholesterol Products in a Far East Co-Promotion Country, in each case, until such Far East Co-Venture Agreement or Entity Agreement has been executed and delivered with respect to the Far East Co-Promotion Country.

                        (2) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, MSDAPS and the Singapore Partnership shall execute and deliver a Supply and Distribution Agreement in the form attached hereto as Exhibit 5, pursuant to which MSDAPS will acquire finished, unpackaged Cholesterol Products for packaging and sale to customers in Far East Co-Promotion Countries (other than China) and Far East Single Presence Countries in which M has been deemed to have the single presence.

                        (3) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, SOL and the Singapore Partnership shall execute and deliver a Supply and Distribution Agreement in the form attached hereto as Exhibit 5, pursuant to which SOL will acquire finished unpackaged Cholesterol Products for packaging and sale to customers in China (if China becomes a Far East Co-Promotion Country in accordance with Section 3.5.3 of this Agreement), and Far East Single Presence Countries in which S-P has been deemed to have the single presence.

                        (4) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, with respect to Far East

                  Co-Promotion Countries, Local Affiliates of M will enter into Sub-Distribution Agreements in the form attached hereto as
                  Exhibit 14 (with such variations as may be necessary to comply with local laws and regulations), with MSDAPS pursuant to which each M Local Affiliate will purchase finished, packaged Cholesterol Products from MSDAPS for sale in the Far East Co-Promotion Countries (other than China).

                        (5) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, with respect to Far East Single Presence Countries in which M has been deemed to have the single presence, a Local Affiliate of M will enter into Sub-Distribution Agreements in the form attached hereto as Exhibit 14 (with such variations as may be necessary to comply with local laws and regulations), with MSDAPS pursuant to which the M Local Affiliate will purchase finished, packaged Cholesterol Products from MSDAPS for sale in the applicable Far East Single Presence Countries.

                        (6) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, with respect to Far East Single Presence Countries in which S-P has been deemed to have the single presence and China (if China becomes a Far East Co-Promotion Country in accordance with Section 3.5.3 of this Agreement), a Local Affiliate of S-P will enter into Sub-Distribution Agreements in the form attached hereto as
                  Exhibit 14 (with such variations as may be necessary to comply with local laws and regulations), with SOL pursuant to which each S-P Local Affiliate will purchase finished, packaged Cholesterol Products from SOL for sale in the applicable Far East Single Presence Countries and China (if China becomes a Far East Co-Promotion Country in accordance with Section 3.5.3 of this Agreement).

                        (7) If any party to a Supply and Distribution Agreement
                  referenced in Sections 2.4(b)(2) or 2.4(b)(3) with respect to Far East Co-Promotion Countries, or a Sub Distribution Agreement referenced in Sections 2.4(b)(4) with respect to Far East Co-Promotion Countries, has failed, for any reason (including without limitation an event of force majeure), to perform, in any material respect, its obligations under the Supply and Distribution Agreement or Sub Distribution Agreement, as the case may be, then the rights set forth in Sections 2.1(e)(2), (3) and (g)(6) or Sections 2.1(g)(4) and
                  (5), as the case may be, shall apply with respect to supply and distribution in the applicable Far East Board Countries in the same manner as such rights are applicable to the EMEA. In such case, references to M and S-P shall be deemed to be references to whichever of M or S-P is, and is not, the responsible party for these Agreements, as applicable.

                  (c)   Far East Single Presence Countries.

                        (1) Sales of Cholesterol Products in the Field in Far
                  East Single Presence Countries shall be governed by the provisions of Section 3.6.4. and the Far East Single Presence Country Exhibit attached hereto as Exhibit 15.

                  (d)   Toll Packaging.

                        (1) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, separate Toll Packaging Agreements in the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws and regulations), relating to the packaging of Cholesterol Products for sale by (x) M and its Affiliates in Far East Co-Marketing Countries, and (y) M and its Affiliates in Far East Single Presence Countries in which M has been deemed to have the single presence, and (z) the Parties in Far East Co-Promotion Countries (other than China), shall be entered into between MSDAPS and an M Affiliate and S Affiliate, respectively, pursuant to which (i) the M Affiliate will package the finished Combination Products and (ii) the S-P Affiliate will package the finished Ezetimibe Monotherapy Product, in each case, for sale in the Far East.

                        (2) As soon as reasonably practicable following the
                  execution and delivery of this Agreement, separate Toll Packaging Agreements in the form attached hereto as Exhibit 6 (with such variations as may be necessary to comply with local laws and regulations), relating to the packaging of Cholesterol Products for sale by (x) S-P and its Affiliates in Far East Co-Marketing Countries, (y) S-P and its Affiliates in Far East Single Presence Countries in which S-P has been deemed to have the single presence, and (z) the Parties in China (if China becomes a Far East Co-Promotion Country in accordance with Section 3.5.3 of this Agreement), shall be entered into between SOL and an M Affiliate and S Affiliate, respectively, pursuant to which (i) the M Affiliate will package the finished Combination Products and (ii) the S-P Affiliate will package the finished Ezetimibe Monotherapy Product, in each case, for sale in the Far East.

      Section 2.5. Amendment of Prior Agreements and S-P ECLAFE License Agreements.

            Section 2.5.1. Amendment of Prior Agreements. Simultaneously with the execution and delivery of this Agreement, the following agreements shall be amended and/or restated as hereinafter described:

                        (1) The Singapore Partnership Agreement shall be amended
                  and restated in the form attached hereto as Exhibit 16.

                        (2) The Governance Agreement shall be amended in the
                  form attached hereto as Exhibit 17, to, among other things,
                  (i) expand the non-competition provisions to cover ECLAFE;
                  (ii) expand the product recall provisions to cover ECLAFE; and
                  (iii) expand certain termination rights, including without limitation, change of control termination rights, to cover ECLAFE.

                        (3) M License Agreement shall be amended and restated in
                  the form attached hereto as Exhibit 18, to, among other things, expand the definition of "Territory" to include ECLAFE with respect to the Combination Products.

                        (4) M Formulation Agreement shall be amended and
                  restated in the form attached hereto as Exhibit 19, to, among other things, expand the definition of "Territory" to include ECLAFE with respect to the Combination Products.

                        (5) Amended and Restated S-P License Agreement shall be
                  executed and delivered in the form attached hereto as Exhibit 20.

                        (6) Amended and Restated Contribution Agreement Schering
                  Sales Management, Inc. (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 21.

                        (7) Amended and Restated Contribution Agreement Schering
                  MSP Pharmaceuticals Limited Partnership (Cholesterol) shall be executed and delivered in the form attached hereto as Exhibit 22.

                        (8) Amended and Restated Contribution Agreement
                  Scherico, Ltd. (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 23.

                        (9) Amended and Restated Contribution Agreement
                  Schering-Plough (Singapore) Pte. Ltd. (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 24.

                        (10) Amended and Restated Sublicense Agreement (Existing
                  Ezetimibe and Cholesterol Combination IP), shall be executed and delivered in the form attached hereto as Exhibit 25.

                        (11) Amended and Restated S-P Formulation Agreement
                  shall be executed and delivered in the form attached hereto as
                  Exhibit 26.

                        (12) Contract Manufacturing Agreement (Simvastatin)
                  shall be amended and restated in the form attached hereto as
                  Exhibit 27, to expand the definition of "Territory" to include ECLAFE.

                        (13) Contract Manufacturing Agreement (Ezetimibe) shall
                  be amended and restated in the form attached hereto as Exhibit 28, to expand the definition of "Territory" to include ECLAFE.

                        (14) Toll Manufacturing Agreement (Zocor Combination)
                  shall be amended and restated in the form attached hereto as
                  Exhibit 29, to expand the definition of "Territory" to include ECLAFE.

                        (15) Toll Manufacturing Agreement (Ezetimibe Monotherapy
                  Product) shall be amended and restated in the form attached hereto as Exhibit 30, to expand the definition of "Territory" to include ECLAFE.

                        (16) Development Agreement shall be amended and restated
                  in the form attached hereto as Exhibit 31, to (i) expand the Cholesterol Development Committee (as defined in the Development Agreement) to include representatives to address EMEA development issues related to the Cholesterol Products and to expand the Cholesterol Task Force (as defined in the Development Agreement) as needed for specific EMEA and/or LAFE activities, (ii) expand its mission to cover Canadian development issues, and (iii) expand drug experience reporting procedures to cover ECLAFE.

                        (17) Limited Liability Company Agreement of MSP
                  Technology (US) Company LLC ("MSP Technology Agreement") shall be amended and restated in the form attached hereto as Exhibit 32.

                        (18) Guarantee by Schering Corporation shall be amended
                  in the form attached hereto as Exhibit 33.

            Section 2.5.2. S-P ECLAFE License Agreements. Simultaneously with the execution and delivery of this Agreement, the following agreements shall be executed and delivered as hereinafter described:

                        (1) ECLAFE S-P License Agreement shall be executed and
                  delivered in the form attached hereto as Exhibit 34.

                        (2) ECLAFE Contribution Agreement Schering Sales
                  Management, Inc. (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 35.

                        (3) ECLAFE Contribution Agreement Schering MSP
                  Pharmaceuticals Limited Partnership (Cholesterol) shall be executed and delivered in the form attached hereto as Exhibit 36.

                        (4) ECLAFE Contribution Agreement Scherico, Ltd.
                  (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 37.

                        (5) ECLAFE Contribution Agreement Schering-Plough
                  (Singapore) Pte. Ltd. (Cholesterol), shall be executed and delivered in the form attached hereto as Exhibit 38.

                        (6) ECLAFE Sublicense Agreement (Existing Ezetimibe and
                  Cholesterol Combination IP), shall be executed and delivered in the form attached hereto as Exhibit 39.

                        (7) ECLAFE S-P Formulation Agreement shall be executed
                  and delivered in the form attached hereto as Exhibit 40.

      Section 2.6. Certain Contract Manufacturing Agreements.

                        In the event that the M/E Combination Product is
                  proposed to be developed for sale in ECLAFE, then, promptly after such determination, the Parties will execute and deliver the following amendments to the following Agreements:

                        (1) Contract Manufacturing Agreement [***] shall be
                  amended and restated to expand the definition of "Territory" to include ECLAFE in the same manner as Contract Manufacturing Agreement (Simvastatin) is being amended and restated pursuant to Section 2.5(9).

                        (2) Toll Manufacturing Agreement [***] Combination
                  Product) shall be amended and restated to expand the definition of "Territory" to include ECLAFE in the same manner as Toll Manufacturing Agreement (Zocor Combination) is being amended and restated pursuant to Section 2.5(11).

      Section 2.7. Toll Packaging Rights.

                        (1) In the event that M or S-P, or any of their
                  Affiliates, has failed for any reason (including without limitation an event of force majeure) to perform, in any material respect, its obligations under any Toll Packaging Agreement in ECLAFE entered into pursuant to this Section 2 in which M or S-P or their respective Affiliates (such Person, the "Packager") package any Cholesterol Products on behalf of the other Party, or any of its respective Affiliates (the "Non-Packager"), such failure to perform is not cured and performance is not resumed within sixty (60) days of written notice by the Non-Packager, and the Non-Packager (or its designated Affiliate) can demonstrate to the Singapore Partnership that it has the ability and the facilities and expertise to assume such obligations, then the Non-Packager (or its designated Affiliate) shall have the right to assume the rights and responsibilities of the Packager under the Toll Packaging Agreement for packaging is the applicable countries in ECLAFE. In such event, the Singapore Partnership, the Packager and the Non-Packager (or its designated Affiliate) shall immediately amend the Toll Packaging Agreement and/or perform such other acts as are necessary to substitute the Non-Packager (or its designated Affiliate) for the Packager as a party to the Toll Packaging Agreement and to assign and transfer to the Non-Packager (or its designated Affiliate) all of the Packager's rights and obligations under the Toll Packaging Agreement with respect to packaging of Cholesterol Products in the applicable countries in ECLAFE, including without limitation any rights to receive payment for services performed thereunder. Nothing in Section 2.7 shall be construed as a waiver of any other rights or remedies available to the Non-Packager under this Agreement as a result of such failure to perform by the Packager.

                        (2) In the event that responsibility for packaging of
                  Cholesterol Products in the applicable countries in ECLAFE is transferred to the Non-Packager (or its designated Affiliate) pursuant to Section 2.7(1) and the Packager at any time thereafter demonstrates to the Singapore Partnership that it has the ability and the facilities and expertise to resume performance of all such obligations, then the Singapore Partnership shall determine whether or not to return those responsibilities to the Packager. If responsibility for such activities is to be returned to the Packager, the Singapore Partnership, the Packager and the Non-Packager (or, if applicable, its designated Affiliate) shall immediately amend the Toll Packaging Agreement and/or perform such other acts as are necessary to substitute the Packager for the Non-Packager or its Affiliate, as applicable, as a party to the Toll Packaging Agreement and to assign and transfer to the Packager all of the rights and obligations under the Toll Packaging Agreement with respect to packaging of Cholesterol Products in the applicable countries in ECLAFE. Upon the return of such rights and obligations to the Packager pursuant to this Section 2.7(2), the costs incurred by M or S-P, or their Affiliates in transferring the rights and responsibilities for packaging of Cholesterol Products in the applicable countries in ECLAFE under Section 2.7(1) and this Section 2.7(2), shall be borne as determined by the Singapore Partnership.

                                  ARTICLE III
                                   MANAGEMENT

      Section 3.1. Worldwide Oversight Committee.

                  (a) Formation; Purposes. Within forty-five (45) days after the Effective Date, M and S-P shall establish a worldwide oversight committee (the "WWOC"), which shall advise and provide guidance with respect to the Worldwide Cholesterol Business. The WWOC shall review and advise with respect to all worldwide strategic matters, including long range plans, long range sales and profit targets, supply shortage allocations and research matters that have an impact on the Worldwide Cholesterol Business.

                  (b) Membership. The WWOC shall be composed of an equal number of representatives appointed by S-P on the one hand and M on the other. The WWOC shall initially be comprised of five (5) senior executives of S-P or any of its Affiliates, on the one hand and five (5) senior executives of M or any of its Affiliates on the other (the "WWOC Representatives"). S-P may, from time to time, replace any of its WWOC Representatives with another representative of S-P or any of its Affiliates upon written notice to M and M may, from time to time, replace any of its WWOC Representatives with another representative of M or any of its Affiliates upon written notice to S-P. One of the WWOC Representatives appointed by M and one of the members of the WWOC Representatives appointed by S-P shall be designated by M and S-P, respectively, as a chair (together, "WWOC Chairs"). The WWOC Chairs shall have responsibility for calling meetings of the WWOC, circulating agendas, allocating responsibilities for keeping minutes of the WWOC, and performing administrative tasks required to assure efficient operations of the WWOC.

                  (c) Meetings of the WWOC. The WWOC shall hold regular meetings no less frequently than once every quarter, unless the WWOC otherwise determines. Special meetings of the WWOC may be called upon reasonable written notice by either WWOC Chair. Meetings, in addition to quarterly meetings, shall be held as necessary to communicate and interact with the Board of Directors of the Singapore Partnership to review and discuss whether research and development activities are being coordinated on a worldwide basis consistently with the recommendations of the WWOC.

Meetings of the WWOC may be held in person, or by audio or video teleconference. S-P on the one hand and M on the other shall be responsible for all of the expenses incurred by their respective WWOC Representatives, which expenses arise out of such person's membership in the WWOC.

                  (d) Manner of Acting. The WWOC shall meet only if at least two representatives of S-P on the one hand and two representatives of M on the other are participating. The WWOC shall make recommendations regarding the Worldwide Cholesterol Business only if all the WWOC Representatives participating shall approve such recommendation.

      Section 3.2. Management of the EMEA.

            Section 3.2.1. EMEA Operating Board.

                  (a) Formation; Purposes. Within 45 days after the Effective Date, M and S-P shall establish an operating board (the "EMEA Operating Board"), which shall have overall responsibility for the management of the Cholesterol Products in the Field in the EMEA. Without limiting the generality of the foregoing, the responsibilities of the EMEA Operating Board shall be approving annual Marketing and Educational Plans and Five-Year Strategic Business Plans (each in the manner described in Section 3.2.4), capital forecasts and budgets (including costs of Phase V studies), as well as registration strategy and pricing/reimbursement strategy as proposed by the EMEA General Manager. The EMEA Operating Board shall carry out its responsibilities as set forth in this Agreement and the Related Agreements, as applicable, and shall have the authority to approve or disapprove any recommendation of the EMEA General Manager under this Agreement and the Related Agreements, as applicable. With respect to matters not the subject of recommendation by the EMEA General Manager under this Agreement or the Related Agreements, as applicable, no business may be transacted in the EMEA as contemplated by this Agreement and the Related Agreements without the prior written consent or written authorization of the EMEA Operating Board. The EMEA Operating Board shall operate with the intent of maximizing the commercialization of the Cholesterol Products in the Field in the EMEA. The Parties will seek to avoid unnecessary bureaucracy regarding the EMEA Operating Board and will seek to utilize the existing expertise within M and S-P. The EMEA Operating Board shall operate independently of M or S-P or their Affiliates and all lawful determinations, decisions and actions made or taken by the EMEA Operating Board shall be conclusive and absolutely binding with respect to the ECLAFE Cholesterol Business in the EMEA.

                  (b) Membership. The EMEA Operating Board shall be composed of an equal number of representatives appointed by S-P on the one hand and M on the other. The EMEA Operating Board shall initially be comprised of three (3) senior executives of S-P or any of its Affiliates, on the one hand, and three (3) senior executives of M or any of its Affiliates, on the other. S-P and M may, upon mutual written consent, change the size and/or composition of the EMEA Operating Board from time to time. S-P may, in its sole discretion, replace any of its EMEA Operating Board representatives with another senior executive of S-P or any of its Affiliates at any time upon written notice to M, and M may, in its sole discretion, replace any of its EMEA Operating Board representatives with another senior executive of M or any of its Affiliates at any time upon written notice to S-P. One of the members of the EMEA Operating Board appointed by M shall be designated by M as the initial EMEA Operating Board Chair (the "EMEA Operating Board Chair"). The initial EMEA Operating Board Chair (or any replacement designated by M) shall serve until the end of Calendar Year 2002 and the right to designate the EMEA Operating Board Chair shall then alternate annually on a Calendar Year basis between a representative of the EMEA Operating Board designated by S-P and a representative of the EMEA Operating Board designated by M. The EMEA Operating Board Chair shall be responsible for calling meetings of the EMEA Operating Board, circulating agendas, allocating responsibilities for keeping minutes of the EMEA Operating Board, and performing administrative tasks required to assure efficient operations of the EMEA Operating Board. Except as expressly set forth in the prior sentence, the EMEA Operating Board Chair shall have no special rights or authority.

                  (c) Meetings of the EMEA Operating Board. The EMEA Operating Board shall hold regular meetings no less frequently than once every quarter, unless the EMEA Operating Board otherwise determines. Special meetings of the EMEA Operating Board may be called by any EMEA Operating Board member, upon reasonable written notice. Meetings, in addition to quarterly meetings, shall be held timely to approve Marketing and Educational Plans submitted for EMEA Operating Board approval in accordance with this Agreement and the Related Agreements, as applicable. Meetings of the EMEA Operating Board may be held in person, or by audio or video teleconference. S-P on the one hand and M on the other shall be responsible for all of the expenses incurred by their representatives which are EMEA Operating Board members, which expenses arise out of such EMEA Operating Board member's membership on the EMEA Operating Board.

                  (d) Manner of Acting. Meetings of the EMEA Operating Board shall be effective only if at least two representatives of S-P on the one hand and at least two representatives of M on the other are present or participating throughout. The unanimous vote of the members of the EMEA Operating Board present or participating at any meeting of the EMEA Operating Board shall be necessary for the passage of any resolution or act of the EMEA Operating Board. Any action required or permitted to be taken by the EMEA Operating Board may be taken without a meeting if each member of the EMEA Operating Board consents thereto in writing.

                  (e) Dispute Resolution. Except as set forth in Section 3.2.1(f) and 3.2.4(c) and (d) of this Agreement, the members of the EMEA Operating Board will use reasonable efforts to resolve any dispute, claims, controversies or disagreements relating to the ECLAFE Cholesterol Business in the EMEA. If any matter cannot be resolved by the EMEA Operating Board within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of S-P on the one hand or M on the other on the EMEA Operating Board has given written notice of such disagreement to the representative(s) of the other Party, S-P and M each shall cause to be prepared and circulated to the other Party a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position. Each such memorandum or statement shall be considered by the respective EMEA Executive Sponsors of M or S-P, as applicable. The respective EMEA Executive Sponsors of M and S-P shall use their respective good faith reasonable efforts to jointly recommend a resolution of such dispute to the EMEA Operating Board as promptly as practicable but in any event no later than thirty (30) days after submission of such matter to such EMEA Executive Sponsors. Upon resolution of the matter, the respective EMEA Executive Sponsors shall jointly execute a written statement setting forth the terms of such recommended resolution.

                  (f) Product Launch Decisions. Cholesterol Products shall be registered, Launched and sold in the Field










                                     [***]










            Section 3.2.2. EMEA General Manager.

                  (a) Designation; Purposes. M shall have the right to designate one employee of M, subject to the written consent of S-P (such consent not to be unreasonably withheld), to serve as the general manager of the Cholesterol Products and the ECLAFE Cholesterol Business in the EMEA (the "EMEA General Manager"). M may from time to time, subject to S-P's written consent (such consent not to be unreasonably withheld), replace the EMEA General Manager with another employee of M. S-P shall have the right to cause the removal of the EMEA General Manager (subject to the written consent of M, not to be unreasonably withheld), provided that (i) such right shall be exercisable no more than once every two years and (ii) M shall have the right to designate a replacement for any removed EMEA General Manager subject to S-P's written consent (such consent not to be unreasonably withheld). Except as otherwise provided in this Agreement and in any of the Related Agreements, the EMEA General Manager shall coordinate the activities of the ECLAFE Cholesterol Business in the EMEA by making recommendations to the EMEA Operating Board with respect to the operation and management of the Cholesterol Products and the ECLAFE Cholesterol Business in the EMEA and shall take such other actions as provided in the Related Agreements. The EMEA General Manager will coordinate EMEA development needs, develop Marketing and Educational Plans and strategic plans, oversee execution of plans and monitor performance (including receiving quarterly reports from each Country Marketing Committee in the EMEA regarding the execution of marketing, sales and promotion efforts) and otherwise be responsible for maximizing commercialization of the Cholesterol Products in the Field in the EMEA. The EMEA General Manager shall be fully dedicated to the ECLAFE Cholesterol Business in the EMEA and shall act in the best interests of the ECLAFE Cholesterol Business in the EMEA and shall not be involved in any activities relating to the competing products of S-P or M or any of their respective Affiliates (such as ZOCOR or [***]) unless the EMEA Operating Board agrees otherwise. The EMEA General Manager's compensation shall be based on the success of the Cholesterol Products in the Field in the EMEA which, in the period prior to Launch of the Cholesterol Products in the Field in the EMEA, shall be determined by the EMEA Operating Board based on the ability to meet development timelines and, in the period following Launch of the Cholesterol Products in the Field in the EMEA, shall be determined by the EMEA Operating Board based on meeting projected sales in the EMEA as set forth in the applicable Marketing and Educational Plans. The EMEA General Manager shall also enter into an appropriate confidentiality agreement. Such confidentiality agreement shall govern the use or disclosure of Confidential Information obtained from M, S-P or any of their respective Affiliates.

                  (b) Management. The EMEA General Manager will report to the EMEA Operating Board and on a day-to-day administrative basis to the M Senior Vice President, Worldwide Human Health Marketing and the EMEA General Manager shall have such duties and responsibilities as provided in this Agreement and the Related Agreements. The EMEA General Manager shall appoint the members of his or her staff including one S-P employee. The EMEA General Manager will appoint an M employee to serve as the EMEA marketing director (the "EMEA Marketing Director") who will chair the EMEA Marketing Committee. The EMEA Marketing Director will report to the EMEA General Manager. The EMEA General Manager shall meet with the EMEA Marketing Committee and the EMEA Operating Board as frequently as necessary, but not less than quarterly, to review and discuss the actual results compared to the applicable Five-Year Strategic Business Plan, Marketing and Educational Plan or Default Marketing Plan (as the case may be) for each EMEA Board Country. Each Country Marketing Committee in the EMEA shall consult with the EMEA General Manager as and to the extent the Country Marketing Committee believes such consultation is necessary or appropriate or as otherwise required by this Agreement or the Related Agreements.

                  (c) Country Marketing Committee Disputes. All Country Marketing Committee disputes relating to the ECLAFE Cholesterol Business in the EMEA which cannot be resolved by a Country Marketing Committee within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within fifteen (15) days after the representative(s) of S-P on the one hand or M on the other on the Country Marketing Committee has given written notice of such disagreement to the representative(s) of the other Party, shall be referred to the EMEA General Manager who will seek to resolve such disputes. In the event the EMEA General Manager is unable to resolve such a dispute to the satisfaction of both local M and S-P entities within thirty (30) days after the dispute has been referred to the EMEA General Manager, the dispute shall be referred to the EMEA Executive Sponsors who shall use their respective good faith efforts to jointly recommend a resolution of such dispute to the EMEA Operating Board as promptly as practicable but in no event later than ten (10) days after submission of such matter to the EMEA Executive Sponsors. Upon resolution of the matter, the respective EMEA Executive Sponsors shall jointly execute a written statement setting forth the terms of such recommended resolution. If the EMEA Executive Sponsors cannot reach resolution within such ten (10) day period, the dispute will be referred to the EMEA Operating Board for resolution pursuant to Section 3.2.1(e).

            Section 3.2.3. EMEA Marketing Committee.

                  (a) Formation. Within forty-five (45) days after the Effective Date, S-P and M shall cause to be established a marketing committee (the "EMEA Marketing Committee"). The EMEA Marketing Committee will be comprised of twenty
(20) members, the chair of the EMEA Marketing Committee, S-P's senior global marketing representative having responsibility for Cholesterol Products, as well as one representative from each of M and S-P from each of the following countries or groups of countries: (i) Germany, (ii) France, (iii) Italy, (iv) Spain, (v) the U.K., (vi) Scandinavian Region, (vii) Mid-Europe Region, (viii) Central and Eastern Europe Region and (ix) the Middle East Africa Region.

                  (b) Purposes. The EMEA Marketing Committee shall advise the EMEA General Manager and be responsible for identifying and proposing to the EMEA Operating Board through the EMEA General Manager operating strategies for marketing aspects of the Cholesterol Products in the Field in the EMEA and coordinating pan-EMEA initiatives and sharing best practices. The EMEA Marketing Committee, through the EMEA Marketing Director, shall also be responsible for identifying and proposing the specific needs of the EMEA for the successful commercialization of the Cholesterol Products in the Field. Members of the EMEA Marketing Committee will act in the best interests of the maximum commercialization of the Cholesterol Products in the Field. The EMEA Marketing Committee shall have no express or implied authority to act on behalf of the EMEA Operating Board, EMEA General Manager, or M or S-P or any of their respective Affiliates.

            Section 3.2.4. Five-Year Plans; Approval of Annual Marketing and Educational Plans; Default Marketing Plans.

                  (a) No later than May 15 of each Calendar Year, each (i) EMEA Regional Representative, after consultation and collaboration with, and the endorsement of the applicable Country Marketing Committee(s) in the EMEA, and
(ii) Country Marketing Committee in the EMEA for which no EMEA Regional Representative has been appointed, will present a five-year strategic business plan (a "Five-Year Strategic Business Plan") to the EMEA General Manager. The Five-Year Strategic Business Plan shall include a comprehensive marketing, sales, pricing, manufacturing, supply, and distribution strategy (including, without limitation, Phase V and educational activities) and related profit and loss forecasts for the Cholesterol Products in the Field in the applicable country or group of countries. The EMEA General Manager will, in consultation and collaboration with the applicable EMEA Regional Representative or Country Marketing Committee for countries in which no EMEA Regional Representative has been appointed, prepare a Five-Year Strategic Business Plan for the EMEA and submit such Five-Year Strategic Business Plan to the EMEA Operating Board for approval no later than July 31 of each Calendar Year.

                  (b) If a Country Marketing Committee in an EMEA Board Country cannot agree on an estimate of (i) the optimal number of PDEs required to be delivered by each of M and S-P or their respective Affiliates to Targeted Prescribers, (ii) the positioning of such PDEs for Targeted Prescribers, and (iii) the frequency of such PDEs for Targeted Prescribers, so as to maximize the commercial potential of each Cholesterol Product, and to provide for market leadership by a Cholesterol Product in the Field (collectively, the "PDE Requirements"), in accordance with the applicable EMEA Board Country Agreement, then M and S-P will agree on a marketing consulting firm to provide a report (a "Consultant's Report") to the EMEA General Manager in a timely manner having regard to the requirements of Section 3.2.4(c) detailing, with respect to any such EMEA Board Country, such consulting firm's estimate of the PDE Requirements. Notwithstanding the foregoing, no Consultant's Report shall be sought with respect to an EMEA Board Country if the Country Marketing Committee for such EMEA Board Country determines that a Consultant's Report would not be commercially beneficial.

                  (c) No later than September 1 of each Calendar Year, each (i) EMEA Regional Representative, after consultation and collaboration with, and the endorsement of the applicable Country Marketing Committee(s) in the EMEA, and
(ii) Country Marketing Committee in each country in the EMEA for which no EMEA Regional Representative has been appointed, will submit a preliminary Marketing and Educational Plan with respect to the Cholesterol Products in the Field in the applicable EMEA Board Country for the following Calendar Year to the EMEA General Manager for consultation and review. This preliminary Marketing and Educational Plan will (i) identify the Cholesterol Product which will receive primary emphasis, (ii) seek to maximize the commercial potential of each Cholesterol Product in the Field within the applicable country or region, and to provide for market leadership by a Cholesterol Product, (iii) be based on the Consultant's Reports, if any, as well as match, where appropriate, the efforts of leading competitors of the ECLAFE Cholesterol Business in such EMEA Board Country, (iv) identify Targeted Prescribers, (v) identify the number of PDEs to be delivered by Specialty Representatives, Hospital Representatives and Primary Care Representatives and (vi) propose spending levels with respect to Non-Representative Educational and Promotional Activities. Following a review of such preliminary Marketing and Educational Plans, the EMEA General Manager, in consultation and collaboration with the EMEA Regional Representative or the Country Marketing Committee in countries in the EMEA for which no EMEA Regional Representative has been appointed, will submit a written report to the EMEA Operating Board describing any principle issues, if any, which could reasonably be expected to result in the implementation of a Default Marketing Plan in such EMEA Board Country. This report must be submitted to the EMEA Operating Board prior to October 1 of each Calendar Year. The EMEA General Manager, with the endorsement of the Country Marketing Committee in such EMEA Board Country, will develop a final Marketing and Educational Plan to be submitted to the EMEA Operating Board for approval no later than October 15 of each Calendar Year. In the event that such Marketing and Educational Plan is not approved by the EMEA Operating Board, the EMEA General Manager will, in close collaboration with the EMEA Regional Representatives and Country Marketing Committees for such EMEA Board Country, and with the endorsement of the County Marketing Committee for such EMEA Board Country, endeavor to reach consensus on an appropriate Marketing and Educational Plan and submit such Marketing and Educational Plan to the EMEA Operating Board, within thirty (30) days thereof.

                  (d) In the event that a Marketing and Educational Plan with respect to the Cholesterol Product(s) in the Field for a Calendar Year in an EMEA Board Country (other than EMEA Single Presence Countries) is not approved by the EMEA Operating Board for any reason by the November 15th immediately prior to such Calendar Year, then a default marketing plan for the Cholesterol Product(s) in the Field in the applicable EMEA Board Country (a "Default Marketing Plan") shall be implemented as set forth below:

            [*** Note: approximately four and one-half pages of text are omitted]

            Section 3.2.5. Sales Force Compensation Auditor. Upon the request of either M or S-P or the EMEA General Manager, each of M and S-P shall provide, to an independent third-party auditor mutually agreed to by M and S-P (the "Compensation Auditor"), sufficient details on the target compensation, bonus structure, and benefits expected to be provided to either the M Sales Force or the S-P Sales Force in a specific EMEA Board Country on the Cholesterol Products and on other comparable priority cholesterol products promoted by such individuals, upon the Effective Date and annually thereafter (in the case of reports subsequent to the Effective Date, such reports will include the achievement rates for the prior Calendar Quarter of such compensation, bonus structure, and benefits programs), so that the Compensation Auditor may make a reasonable determination of comparability and effectiveness of the bonus incentives under the preceding sentence, which determination shall be given to the EMEA General Manager. In the event that, upon receipt of such determination from the Compensation Auditor, the EMEA General Manager is concerned that either M's or S-P's bonus incentive structure for the M Sales Force or the S-P Sales Force respectively in a specific EMEA Board Country is not adequate or comparable to the incentive structure of its other sales force personnel (or with respect to comparable priority cholesterol products), the EMEA General Manager will seek the assistance of the applicable Country Marketing Committee in the EMEA and the EMEA Executive Sponsors in a good faith attempt to help resolve any of the perceived inequities.

            Section 3.2.6. EMEA No Presence Countries. In relation to the EMEA No Presence Countries, the EMEA General Manager shall make a recommendation to the EMEA Operating Board as to whether the Cholesterol Products should be sold in such countries and a recommendation as to how the Cholesterol Products should be marketed in such countries. If such EMEA No Presence Country is designated by the EMEA Operating Board as an EMEA Co-Promotion Country, EMEA Co-Branding Country or EMEA Single Presence Country, it shall cease to be an EMEA No Presence Country for the purposes of this Agreement.

            Section 3.2.7. [***]





















            Section 3.2.8. EMEA Single Presence Countries. The Parties acknowledge that the list of EMEA Single Presence Countries is intended to reflect those countries in which the Parties have respective Marketing Presences, but that no Party may challenge the definition of EMEA Single Presence Country after the Effective Date on the basis of such definition. If requested by a Party, however, the EMEA Operating Board will consider whether the definitions of EMEA Single Presence Countries should be modified. From the Effective Date (or, if a country in the EMEA is designated an EMEA Single Presence Country by the EMEA Operating Board after the Effective Date, from the date of such designation), the Parties agree that the provisions of this Agreement, including the provisions attached hereto as Exhibit 3, will govern the rights and obligations of the Parties in the EMEA Single Presence Countries, and whichever of S-P and M has the single presence in the EMEA Single Presence Country shall ensure that an Affiliate shall comply with the provisions of this Agreement and the provisions contained in such Exhibit 3.

            Section 3.2.9. Access to Promotional Materials. S-P and M, and their respective Affiliates, will have full and equal access, for use in EMEA Co-Branding Countries, to the marketing and promotional materials developed by S-P and M, or their respective Affiliates, for use in the Co-Promotion Countries, Single Presence Countries, the U.S. Territory and in Canada.

      Section 3.3. Management of Canada.

            Section 3.3.1. Management by the Canadian Board of Members. The ECLAFE Cholesterol Business in Canada shall be managed by, and all powers of the Canadian Partnership shall be vested in, the Canadian Partnership's Board of Members (the "Canadian Board"). The terms and provisions governing the Canadian Board shall be as set forth in the Canadian Partnership Agreement. The Canadian Board shall be responsible for determining the general policies of the Canadian Partnership and the scope of the Canadian Partnership's activities and operations.

            Section 3.3.2. Canada General Manager. The Canadian Agreements will provide that (i) Merck Frosst Canada Ltd., shall have the right to designate one employee of Merck Frosst Canada Ltd., subject to the written consent of Schering Canada, Inc. (such consent not to be unreasonably withheld) to serve as the general manager of the Cholesterol Products and the ECLAFE Cholesterol Business in Canada (the "Canadian General Manager"), (ii) Schering Canada, Inc. shall have the right to cause the removal of the Canadian General Manager (subject to the written consent of Merck Frosst Canada Ltd., not to be unreasonably withheld), provided that (x) such right shall be exercisable no more than once every two years and (y) Merck Frosst Canada Ltd. shall have the right to designate a replacement for any removed Canadian General Manager subject to the written consent of Schering Canada, Inc. (such consent not to be unreasonably withheld). The terms and provisions regarding the Canadian General Manager shall be as set forth in the Canadian Partnership Agreement.

      Section 3.4. Management of Latin America.

            Section 3.4.1. Supply and Distribution. With respect to all countries in Latin America, to the extent S-P and/or M determines to sell Cholesterol Products in

Latin America, the Singapore Partnership will supply an Affiliate of S-P and/or M, as the case may be, with finished, unpackaged Cholesterol Products, for sale in those countries in Latin America determined by S-P or M respectively. Sales from the Singapore Partnership to the S-P Affiliate and to the M Affiliate will be at the same price. Subject to the provisions of Sections 3.4.1 and/or 3.4.3, S-P and M will be entitled to commence marketing and selling Cholesterol Products in the Field in any country in Latin America at any time. S-P or M will market, promote and sell their Cholesterol Products independent of the other. S-P and M will have the right to introduce multiple brands of each Cholesterol Product in any country in Latin America. Each of S-P and M (each, a "Distribution Party") may sublicense and/or sell Cholesterol Products for sale and distribution in any country in Latin America to those distributors or sub-licensees, (i) in which a Distribution Party owns, directly or indirectly, at least [***] of the outstanding equity interests in such distributor or sub-licensee as of the date in which such distributor or sub-licensee commences the marketing and sale of the Cholesterol Products in such country, or (ii) that the Latin America Executive Sponsors (after consulting with and receiving the advice and recommendation of the WWOC) have approved as a distributor or sub-licensee of the Distribution Party, provided, that if the Non-Distribution Party reasonably believes that the performance of such distributor or sub-licensee in the applicable country is unsatisfactory, then, the Non-Distribution Party, may request a discussion with the Latin America Executive Sponsors to consider whether such distributor's or sub-licensee's performance in the applicable country is unsatisfactory. If, following such discussion, the Non-Distribution Party reasonably determines that the distributor's or sub-licensee's performance in the applicable country is unsatisfactory, then the Non-Distribution Party shall provide the Distribution Party with written notice, setting forth in reasonable detail the basis for such determination. Thereafter, such distributor or sub-licensee shall have sixty
(60) days to demonstrate to the Non-Distribution Party that it has cured such unsatisfactory performance. If, during such period, the distributor or sub-licensee fails to demonstrate to the Non-Distribution Party that it has cured such unsatisfactory performance, then such distributor or sub-licensee shall cease to be a distributor or sub-licensee of the Distribution Party for the Cholesterol Products in the Field in such country and shall thereafter cease marketing and selling the Cholesterol Products in such country.

            Section 3.4.2. Reporting Obligations. M shall ensure that each of the M Local Affiliates for Latin America shall provide the Singapore Partnership with sufficient information to calculate any special allocations required to be made pursuant to the Singapore Partnership Agreement with respect to sales by M in Latin America.

            Section 3.4.3. Registration and Launch. With respect to all countries in Latin America where S-P and M determine to sell Cholesterol Products, each of an M Local Affiliate and an S-P Local Affiliate shall undertake the Co-Marketing and sale of the Cholesterol Products in such countries under its own separate and distinct brands. With respect to each country in Latin America where: (A) the simultaneous filing of Product Marketing Authorizations and qualifications for the Cholesterol Products by one Party on behalf of itself and the other Party is permitted by local law; (B) M and S-P each have a Marketing Presence and (C) M and S-P each notify the Singapore Partnership, within thirty (30) days after the availability of the Cholesterol Product health registration packages for the applicable Product for such country, that it intends to sell such Cholesterol Product, the Latin America Executive Sponsors will authorize either an S-P Affiliate or an M Affiliate to obtain and maintain all Product Marketing Authorizations and qualifications (e.g. discounts) for each Cholesterol Product in such country as required under local laws and regulations to enable both (i) an S-P Local Affiliate to market such Cholesterol Product under one or more S-P Local Affiliate's brands as S-P may designate and
(ii) an M Local Affiliate to market such Cholesterol Product under one or more of M Local Affiliate's brands as M may designate, in the country. In those countries in Latin America (i) where the requirements referenced in the second sentence of this Section 3.4.3 are satisfied, or (ii) where the requirements referenced in the second sentence of this Section 3.4.3 other than part (A) of such requirements are satisfied, then, to the extent permitted by law, neither M nor S-P, or their respective Affiliates, shall Launch a Cholesterol Product, or engage in any pre-selling in such country in Latin America until each of M and S-P has received all Product Marketing Authorizations and qualifications (e.g. discounts) required under local laws and regulations to Launch a brand of the Cholesterol Product in such country. With respect to each country in Latin America where the preceding sentence does not apply, each Party will independently seek the Product Marketing Authorization and qualification of its brand(s) of Cholesterol Products in accordance with the Development Agreement.

            Section 3.4.4. Access to Promotional Materials. S-P and M, and their respective Affiliates, will have full and equal access for use in Latin America to the marketing and promotional materials developed by S-P and M, or their respective Affiliates, for use in the Co-Promotion Countries, Single Presence Countries, the U.S. Territory and in Canada.

            Section 3.4.5. Dispute Resolution in Latin America. The Latin America Executive Sponsors will use reasonable efforts to resolve any dispute, claims, controversies or disagreements relating to the ECLAFE Cholesterol Business in Latin America. If any matter cannot be resolved by the Latin America Executive Sponsors within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of S-P on the one hand or M on the other has given written notice of such disagreement to the representative(s) of the other Party, S-P and M each shall cause to be prepared and circulated to the other Party a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position. The respective Latin America Executive Sponsors of M and S-P shall use their respective good faith reasonable efforts to resolve such dispute as promptly as practicable but in any event no later than ten (10) days after submission of such matter to such Latin America Executive Sponsors. Upon resolution of the matter, the respective Latin America Executive Sponsors shall jointly execute a written statement setting forth the terms of such resolution.

      Section 3.5. Management of the Far East - Co-Marketing Countries.

            Section 3.5.1. Supply and Distribution. With respect to Far East Co-Marketing Countries, to the extent S-P and/or M determines to sell Cholesterol Products in the Far East, the Singapore Partnership will supply an Affiliate of S-P and/or M, as the case may be, with finished, unpackaged Cholesterol Products, for sale in those countries in the Far East determined by S-P or M respectively. Sales from the Singapore Partnership to the S-P Affiliates and the M Affiliates will be at the same price. Subject to the provisions of Sections 3.5.1 and/or 3.5.3, S-P and M will be entitled to commence marketing and selling Cholesterol Products in the Field in any Far East Co-Marketing Country at any time. S-P or M will market, promote and sell their Cholesterol Products independent of the other. S-P and M will have the right to introduce multiple brands of each Cholesterol Product in any Far East Co-Marketing Country. Each Distribution Party may sublicense and/or sell Cholesterol Products for sale and distribution in any Far East Co-Marketing Country to those distributors or sub-licensees, (i) in which a Distribution Party owns, directly or indirectly, at least [***] of the outstanding equity interests in such distributor or sub-licensee as of the date in which such distributor or sub-licensee commences the marketing and sale of the Cholesterol Products in such country, or (ii) that the Far East Operating Board have approved as a distributor or sub-licensee of the Distribution Party, provided, that if the Non-Distribution Party reasonably believes that the performance of such distributor or sub-licensee in the applicable country is unsatisfactory, then, the Non-Distribution Party, may request a discussion at the Far East Operating Board to consider whether such distributor's or Sub-licensee's performance in the applicable country is unsatisfactory. If, following such discussion, the Non-Distribution Party reasonably determines that the distributor's or sub-licensee's performance in the applicable country is unsatisfactory, then the Non-Distribution Party shall provide the Distribution Party with written notice, setting forth in reasonable detail the basis for such determination. Thereafter, such distributor or sub-licensee shall have sixty
(60) days to demonstrate to the Non-Distribution Party that it has cured such unsatisfactory performance. If, during such period, the distributor or sub-licensee fails to demonstrate to the Non-Distribution Party that it has cured such unsatisfactory performance, then such distributor or sub-licensee shall cease to be a distributor or sub-licensee of the Distribution Party for the Cholesterol Products in the Field in such country and shall thereafter cease marketing and selling the Cholesterol Products in such country.

            Section 3.5.2. Reporting Obligations. M shall ensure that each of the M Local Affiliates for the Far East Co-Marketing Countries shall provide the Singapore Partnership with sufficient information to enable it to calculate the special allocations required to be made pursuant to the Singapore Partnership Agreement with respect to sales by M in the Far East.

            Section 3.5.3. Registration and Launch. With respect to all Far East Co-Marketing Countries where S-P and M determine to sell Cholesterol Products,




                                   [ * * * ]

            Section 3.5.4. Access to Promotional Materials. S-P and M, and their respective Affiliates, will have full and equal access, for use in Far East Co-Marketing Countries, to the marketing and promotional materials developed by S-P and M, or their respective Affiliates, for use in the Co-Promotion Countries, Single Presence Countries, the U.S. Territory and in Canada.

            Section 3.5.5. Dispute Resolution in Far East Co-Marketing Countries. The members of the Far East Operating Board will use reasonable efforts to resolve any dispute, claims, controversies or disagreements in Far East Co-Marketing Countries. If any matter cannot be resolved by the Far East Operating Board within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of S-P on the one hand or M on the other on the Far East Operating

Board has given written notice of such disagreement to the representative(s) of the other Party, S-P and M each shall cause to be prepared and circulated to the other Party a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position. Thereafter, a representative of S-P on the one hand and M on the other of the Far East Operating Board shall use their reasonable good faith efforts to resolve any such dispute as promptly as practicable but in any event no later than ten (10) days after submission of such matter to such representatives. Upon resolution of the matter, such representatives of S-P and M of the Far East Operating Board shall jointly execute a written statement setting forth the terms of such resolution.

      Section 3.6. Management of the Far East Board Countries

            Section 3.6.1. Far East Board Countries.

                  (a) Far East Operating Board; Purposes. Within forty-five (45) days after the Effective Date, M and S-P shall establish a board for Far East Board Countries (the "Far East Operating Board"), which shall have overall responsibility for the management of the Cholesterol Products in the Field in Far East Board Countries, and certain responsibilities regarding the Cholesterol Products in the Field in Far East Co-Marketing Countries as set forth in Section
3.5. Without limiting the generality of the foregoing, the responsibilities of the Far East Operating Board shall include approving annual Marketing and Educational Plans and Five-Year Strategic Business Plans (each in the manner described in Section 3.6.2), capital forecasts and budgets (including costs of Phase V studies), as well as registration strategy and pricing/reimbursement strategy. The Far East Operating Board shall carry out its responsibilities as set forth in this Agreement and the Related Agreements, as applicable, and shall have the authority to approve or disapprove any recommendation of a Country Marketing Committee under this Agreement and the Related Agreements, as applicable. The Far East Operating Board shall operate with the intent of maximizing the commercialization of the Cholesterol Products in the Field in the Far East. The Far East Operating Board will coordinate the Far East Board Countries development needs, develop Marketing and Educational Plans and strategic plans, oversee execution of plans and monitor performance (including receiving quarterly reports from each Country Marketing Committee in the Far East regarding the execution of marketing, sales and promotion efforts) and otherwise be responsible for maximizing commercialization of the Cholesterol Products in the Field in Far East Board Countries. The Far East Operating Board shall operate independently of M or S-P or their Affiliates and all lawful determinations, decisions and actions made or taken by the Far East Operating Board shall be conclusive and absolutely binding with respect to the ECLAFE Cholesterol Business in the Far East.

                  (b) Membership. The Far East Operating Board shall be composed of four (4) representatives, two (2) appointed by S-P on the one hand, and two
(2) appointed by M on the other. M and S-P shall determine the composition of the Far East Operating Board within forty-five (45) days after the Effective Date. M and S-P may, upon mutual written consent, change the size and/or composition of the Far East Operating Board from time to time. S-P may, in its sole discretion, replace any of its Far

East Operating Board representatives at any time upon written notice to M, and M may, in its sole discretion, replace any of its Far East Operating Board representatives at any time upon written notice to S-P. M shall designate a board member to call meetings of the Far East Operating Board, circulate agendas, allocate responsibilities for keeping minutes of the Far East Operating Board, and perform administrative tasks required to assure efficient operations of the Far East Operating Board until the end of Calendar Year 2002. Those responsibilities shall thereafter alternate in each subsequent Calendar Year between a board member designated by S-P and a board member designated by M.

                  (c) Meetings of the Far East Operating Board. The Far East Operating Board shall hold regular meetings no less frequently than once every quarter, unless the Far East Operating Board otherwise determines. Special meetings of the Far East Operating Board may be called by any Far East Operating Board member, upon reasonable written notice. Meetings, in addition to quarterly meetings, shall be held timely to approve plans submitted for Far East Operating Board approval in accordance with this Agreement and the Related Agreements, as applicable. Meetings of the Far East Operating Board may be held in person, by audio or by video teleconference. S-P on the one hand and M on the other shall be responsible for all of the expenses incurred by their representatives which are Far East Operating Board members, which expenses arise out of such Far East Operating Board member's membership on the Far East Operating Board.

                  (d) Manner of Acting. Meetings of the Far East Operating Board shall be effective only if at least one representative of S-P on the one hand and at least one representative of M on the other are present or participating throughout. The unanimous vote of the members of the Far East Operating Board present or participating at any meeting of the Far East Operating Board shall be necessary for the passage of any resolution or act of the Far East Operating Board. Any action required or permitted to be taken by the Far East Operating Board may be taken without a meeting if each member of the Far East Operating Board consents thereto in writing.

                  (e) Dispute Resolution. Except as set forth in Sections 3.6.1(f) and (g) and 3.6.3(b) and (c) of this Agreement, the members of the Far East Operating Board will use reasonable efforts to resolve any dispute, claims, controversies or disagreements relating to the ECLAFE Cholesterol Business in Far East Board Countries. If any matter cannot be resolved by the Far East Operating Board within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of S-P on the one hand or M on the other on the Far East Operating Board has given written notice of such disagreement to the representative(s) of the other Party, S-P and M each shall cause to be prepared and circulated to the other Party a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position. Thereafter, a representative of S-P on the one hand and M on the other of the Far East Operating Board shall use their reasonable good faith efforts to jointly recommend a resolution of such dispute to the Far East Operating Board as promptly as practicable but in no event later than ten (10) days after submission of such matter to such representatives. Upon resolution of the matter, such representatives of S-P and M of the Far East Operating Board shall jointly execute a written statement setting forth the terms of such recommended resolution.

                  (f) Country Marketing Committee Disputes. All Country Marketing Committee disputes relating to the ECLAFE Cholesterol Business in Far East Board Countries which cannot be resolved by the relevant Country Marketing Committee within a reasonable period of time, such reasonableness to be considered in view of the urgency and importance of the matter, and in any event, within thirty (30) days after the representative(s) of S-P on the one hand or M on the other on the Country Marketing Committee has given written notice of such disagreement to the representative(s) of the other Party, shall be referred to the Far East Operating Board which shall recommend a resolution of such dispute to the Country Marketing Committee as promptly as practicable but in no event later than ten (10) days after submission of such matter to the Far East Operating Board. Upon resolution of the matter, representative(s) of S-P on the one hand and M on the other of the Far East Operating Board shall jointly execute a written statement setting forth the terms of such recommended resolution. If the Far East Operating Board cannot reach resolution within such ten (10) day period, the dispute will be resolved pursuant to Section 3.6.1(e).

                  (g) Product Launch Decisions. Cholesterol Products shall be registered, Launched and sold in the Field






                                   [ * * * ]







            Section 3.6.2. Appointment of a Far East General Manager. The Far East Operating Board shall discuss in good faith the need for a general manager of the Cholesterol Products and the ECLAFE Cholesterol Business in the Far East Board Countries. If the Far East Operating Board determines that there is a need for a general manager, M shall have the right to designate one employee of M, subject to the written consent of S-P (such consent not to be unreasonably withheld), to serve as such general manager. Upon such appointment, this person will perform the same role, and have the same rights and responsibilities in the Far East Board Countries as the EMEA General Manager has in the EMEA. S-P's and M's rights with respect to such general manager shall be the same as the rights S-P and M have with respect to the EMEA General Manager.

            Section 3.6.3. Five-Year Plans; Approval of Annual Marketing and Educational Plans; Default Marketing Plans.

                  (a) No later than May 15 of each Calendar Year, each Country Marketing Committee in Far East Board Countries will present a Five-Year Strategic Business Plan to the Far East Operating Board. The Five-Year Strategic Business Plan shall include a comprehensive marketing, sales, pricing, manufacturing, supply and distribution strategy (including, without limitation, Phase V and educational activities) and related profit and loss forecasts for the Cholesterol Products in the Field in the applicable country. The Far East Operating Board will prepare and approve a Five-Year Strategic Business Plan for the Far East Board Countries no later than July 31 of each Calendar Year.

                  (b) No later than September 1 of each Calendar Year, each Country Marketing Committee in the Far East will submit a preliminary Marketing and Educational Plan with respect to the Cholesterol Products in the Field in the applicable Far East Board Country for the following Calendar Year to the Far East Operating Board for consultation and review. This preliminary Marketing and Educational Plan will contain the PDE Requirements (i) identify the Cholesterol Product which will receive primary emphasis, (ii) seek to maximize the commercial potential of each Cholesterol Product in the Field, within the applicable country and to provide for market leadership by a Cholesterol Product, (iii) match, where appropriate, the efforts of leading competitors of the ECLAFE Cholesterol Business in such Far East Board Country, (iv) identify Targeted Prescribers, (v) identify the number of PDEs to be delivered by Specialty Representatives, Hospital Representatives and Primary Care Representatives and (vi) propose spending levels with respect to Non-Representative Educational and Promotional Activities. The Far East Operating Board and each Country Marketing Committee in such Far East Board Country will develop a final Marketing and Educational Plan to be approved by the Far East Operating Board no later than October 15 of each Calendar Year. In the event that such Marketing and Educational Plan is not approved by the Far East Operating Board, the Country Marketing Committee will seek to address the issues raised by the Far East Operating Board and submit such Marketing and Educational Plan to the Far East Operating Board for approval, within thirty
(30) days thereof.

                  (c) In the event that a Marketing and Educational Plan with respect to the Cholesterol Product(s) in the Field for a Calendar Year in a Far East Board Country (other than a Far East Single Presence Country) is not approved by the Far East Operating Board for any reason by the November 15th immediately prior to such Calendar Year, then a Default Marketing Plan for the Cholesterol Product(s) in the applicable country shall be implemented as set forth in Section 3.2.4(d). The provisions of Sections 3.2.4(d), (e), (f), (g),
(i) and (j) shall apply to such country; provided, however, that references therein to an EMEA Board Country, the EMEA Operating Board and an EMEA Board Country Agreement shall be deemed to be references to a Far

East Board Country, the Far East Operating Board and a Far East Board Country Agreement, respectively.

                  (d) Subsequent to the Launch of a Combination Product in a Far East Board Country (other than a Far East Single Presence Country), no sales representative of either M or S-P, or their respective Affiliates shall be responsible for detailing both (x) a Combination Product and (y) a product of M or S-P or their respective Affiliates (as the case may be) in the Field in such Far East Board Country, unless agreed to in an approved Marketing and Educational Plan.

            Section 3.6.4. Far East Single Presence Countries. From the Effective Date (or, if a country in the Far East is designated a Far East Single Presence Country by the Far East Operating Board after the Effective Date, from the date of such designation), the Parties agree that the provisions of this Agreement, including the provisions attached hereto as Exhibit 15, will govern the rights and obligations of the Parties in the Far East Single Presence Countries, and whoever of S-P and M has or has been deemed to have the single presence in the Far East Single Presence Country shall ensure that an Affiliate shall comply with the provisions of this Agreement and the provisions contained in such Exhibit 15.

                                   ARTICLE IV
                        GOOD FAITH EFFORTS; OTHER MATTERS

      Section 4.1. Commercially Reasonable Good Faith Efforts. Each of the Parties hereto agrees to use its commercially reasonable good faith efforts to execute and deliver all of the agreements and documents referred to in Article II or otherwise contemplated by this Agreement, and make all necessary filings relating thereto, if any, as promptly as practicable.

      Section 4.2. Certain Expenses.

                  (a) Expenses Outside EMEA. Marketing and Educational Expenses as described in Schedule 4.2(a) incurred by M or its Affiliates, or by S-P or its Affiliates outside the EMEA and approved by the EMEA Operating Board shall be shared equally by M and S-P; provided that such expenses incurred by M or its Affiliates will be shared equally by M and S-P up to [***] per Calendar Year; and provided, further, that promotional expenses shall be shared equally only to the extent such expenses are incurred with respect to global branding and the centralized preparation of sales materials for Launch of each Cholesterol Product in the Field in ECLAFE. To the extent that M's Marketing and Educational Expenses (as described in Schedule 4.2(a)) exceed [***] million in any Calendar Year or that M incurs promotional expenses other than those incurred with respect to global branding and the centralized preparation of sales material for the Launch of each Cholesterol Product, M shall bear [***]% of such costs and S-P shall bear [***]% of such costs. M will invoice S-P for these costs on a quarterly basis and S-P shall pay such invoices within 30 days of receipt.

                  (b) EMEA Regulatory Costs. Regulatory Costs associated with the EMEA, whether incurred within or outside the EMEA will be aggregated and will be shared equally between M and S-P; provided, however, that, notwithstanding anything set forth herein or in any of the Related Agreements including the provisions of Section 6.2(a) of the EMEA Board Country Agreements, if Regulatory Costs incurred by M Local Affiliates in the EMEA in a Calendar Year in the aggregate exceeds $[***] (the "Regulatory Expenses Cap"), then M shall bear [***]% and S-P shall bear [***]% of such excess. To the extent such proviso applies, there will be no adjustments made to the payment obligations under the EMEA Co-Venture Agreement or Related Agreements; however, an allocation pursuant to the Singapore Partnership Agreement will be made to give effect thereto. If, in a Calendar Year, Regulatory Costs incurred by M Local Affiliates are unusually high, the EMEA Operating Board may modify the Regulatory Expenses Cap to take into account such unusual circumstances.

                  (c) Expenses Outside Canada; Expenses Outside Far East Co-Promotion Countries. Canadian related Marketing and Educational Expenses, as described in Schedule 4.2(a), incurred by M or S-P or their respective Affiliates outside Canada and approved by the Canadian Board shall be shared equally by M and S-P. Far East Co-Promotion Country Marketing and Educational Expenses, as described in Schedule 4.2(a), incurred by M or S-P or their respective Affiliates outside the Far East Co-Promotion Countries and approved by the Far East Operating Board shall be shared equally by M and S-P. Each of M and S-P will invoice the other for the costs referred to in the first sentence of Section 4.2(c) on a quarterly basis and provide the other Party with such documentation in support thereof as the other Party may reasonably request, and the other Party shall pay such invoices within thirty (30) days of receipt of such invoice and all such supporting documentation. In addition, if only one Product Marketing Authorization is required with respect to each Cholesterol Product in any Co-Marketing country in LAFE, the Regulatory Costs associated with such registration will be shared equally between M and S-P. An allocation pursuant to the Singapore Partnership Agreement will be made to give effect to such sharing of Regulatory Costs.

                  (d) Phase IV Clinical Trials. The costs associated with Phase IV clinical trials shall be borne by the Singapore Partnership.

      Section 4.3. Trademarks.

                  Section 4.3.1. EMEA.

                  (a) General. The Parties will seek to optimize the use of the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark in each country in the EMEA, but only to the extent that the applicable Cholesterol Products are sold by or on behalf of S-P or M or any of their Affiliates in the Field in such country in the EMEA.

                  (b) EMEA Co-Promotion Countries. With respect to EMEA Co-Promotion Countries, the Singapore Partnership will own and the Affiliates of M and S-P shall have the exclusive right to use in those countries the E Monotherapy U.S.

Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and any back-up trademarks related thereto.

                  (c) EMEA Single Presence Countries. With respect to EMEA Single Presence Countries, the Singapore Partnership will own and an Affiliate of M or S-P which has the single presence in that EMEA Single Presence Country shall have the exclusive right to use in those countries the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and any back-up trademarks related thereto.

                  (d) EMEA Co-Branding Countries - S-P. With respect to the EMEA Co-Branding Countries, the Singapore Partnership will own and an S-P Local Affiliate will have the exclusive right to use in those countries, the E Monotherapy U.S. Trademark and, if such use would be commercially impracticable as determined by S-P in its reasonable good faith judgment or prohibited by regulatory or statutory laws, rules or regulations in an EMEA Co-Branding Country, a back-up trademark that is not confusingly similar to the E Monotherapy U.S. Trademark filed in that country; provided, however, that if S-P elects to use a back-up trademark in respect of the E Monotherapy U.S. Trademark, (i) S-P shall lose the right to use the E Monotherapy U.S. Trademark and (ii) M may elect either to have the exclusive use of the E Monotherapy U.S Trademark or the exclusive use of any one other back up trademark (that is not confusingly similar to the trademark used by S-P) filed in that country. An M Local Affiliate shall be entitled to use any back-up trademark that is not confusingly similar to the E Monotherapy U.S. Trademark filed in an EMEA Co-Branding Country, other than any back-up trademark required to be used by an S-P Local Affiliate in that country.

                  (e) EMEA Co-Branding Countries - M. With respect to the EMEA Co-Branding Counties, the Singapore Partnership will own and the M Local Affiliate will have the exclusive right to use in those countries, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and, if such use would be commercially impracticable as determined by M in its reasonable good faith judgment or prohibited by regulatory or statutory laws, rules or regulations in an EMEA Co-Branding Country, a back-up trademark that is not confusingly similar to the Z/E Combination Product U.S. Trademark filed in that country; provided, however, that if M elects to use a back-up trademark in respect of either the Z/E Combination Product U.S. Trademark or the M/E Combination Product U.S. Trademark, (i) M shall lose the right to use such Z/E Combination Product U.S. Trademark or M/E Combination Product U.S. Trademark and (ii) S-P may elect either to have the exclusive use of such Z/E Combination Product U.S. Trademark or M/E Combination Product U.S. Trademark or the exclusive use of any one other back up trademark (that is not confusingly similar to the trademark used by M) filed in that country. An S-P Local Affiliate shall be entitled to use any back-up trademark that is not confusingly similar to the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark filed in an EMEA Co-Branding Country, other than any back-up trademark required to be used by an M Local Affiliate in that country.

                  (f) Ownership. Except in the limited circumstances set forth in Section 4.3.5, all back-up trademarks will be owned by the Singapore Partnership.

            Section 4.3.2. Canada. The Parties will seek to optimize the use of the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark in Canada, but only to the extent that the applicable Cholesterol Products are sold in Canada.

            Section 4.3.3. LAFE.

                  (a) General. The Parties will seek to optimize the use of the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark in each country in LAFE, but only to the extent that the applicable Cholesterol Products are sold in the Field by or on behalf of S-P or M or any of their Affiliates in such country in LAFE.

                  (b) Far East Co-Promotion Countries. With respect to Far East Co-Promotion Countries, the Singapore Partnership will own and the Affiliates of M and S-P shall have the exclusive right to use in those countries the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and any back-up trademark relating thereto.

                  (c) Far East Single Presence Countries. With respect to Far East Single Presence Countries, the Singapore Partnership will own and an Affiliate of M or S-P which has been deemed to have the single presence in that Far East Single Presence Country shall have the exclusive right to use in those countries the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and any back-up trademark relating thereto.

                  (d) LAFE Co-Marketing Countries - S-P. With respect to the LAFE Co-Marketing Countries, the Singapore Partnership will own and the S-P Local Affiliates will have the exclusive right to use in those countries, the E Monotherapy U.S. Trademark and, if such use would be commercially impracticable as determined by S-P in its reasonable good faith judgment or prohibited by regulatory or statutory laws, rules or regulations in a LAFE Co-Marketing Country, a back-up trademark that is not confusingly similar to the E Monotherapy U.S. Trademark filed in that country; provided, however, that if S-P elects to use a back-up trademark in respect of the E Monotherapy U.S. Trademark, (i) S-P shall lose the right to use the E Monotherapy U.S. Trademark and (ii) M may elect either to have the exclusive use of the E Monotherapy U.S Trademark or the exclusive use of any one other back up trademark (that is not confusingly similar to the trademark used by S-P) filed in that country. An M Local Affiliate shall be entitled to use any back-up trademark that is not confusingly similar to the E Monotherapy U.S. Trademark filed in a LAFE Co-Marketing Country, other than any back-up trademark required to be used by an S-P Local Affiliate in that country.

                  (e) LAFE Co-Marketing Countries - M. With respect to the LAFE Co-Marketing Countries, the Singapore Partnership will own and the M Local

Affiliates will have the exclusive right to use in those countries, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark and, if such use would be commercially impracticable as determined by M in its reasonable good faith judgment or prohibited by regulatory or statutory laws, rules or regulations in a LAFE Co-Marketing Country, a back-up trademark that is not confusingly similar to the Z/E Combination Product U.S. Trademark filed in that country; provided, however, that if M elects to use a back-up trademark in respect of either the Z/E Combination Product U.S. Trademark or the M/E Combination Product U.S. Trademark, (i) M shall lose the right to use such Z/E Combination Product U.S. Trademark or M/E Combination Product U.S. Trademark and any back-up trademarks and (ii) S-P may elect either to have the exclusive use of such Z/E Combination Product U.S. Trademark or M/E Combination Product U.S. Trademark or the exclusive use of any other back up trademark (that is not confusingly similar to the trademark used by M) filed in that country. An S-P Local Affiliate shall be entitled to use any back-up trademark that is not confusingly similar to the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark filed in a LAFE Co-Marketing Country, other than any back-up trademark required to be used by an M Local Affiliate in that country.

                  (f) Ownership. Except in the limited circumstances set forth in Section 4.3.5, all back-up trademarks will be owned by the Singapore Partnership.

            Section 4.3.4. General.

                  (a) All trademarks filed for Cholesterol Products by M or S-P or any of their respective Affiliates prior to the Effective Date, will be assigned to the Singapore Partnership as promptly as practicable after the Effective Date and in any event within ninety (90) days after the Effective Date. Notwithstanding any provisions to the contrary contained in this Agreement, M shall retain the ownership and the exclusive use of the ZOCOR trademarks and marks similar thereto including, without limitation, trademarks containing the name ZOCOR, and nothing contained in this Agreement shall provide the Singapore Partnership or S-P or any of its Affiliates any rights with respect thereto.

                  (b) As soon as reasonably practicable following the execution of this Agreement, M or its Affiliate and Singapore Partnership shall enter into a trademark license, in form and substance satisfactory to M, pursuant to which M shall grant to Singapore Partnership a non-exclusive, royalty free license, for use only in the marketing and/or sale of a Z/E Combination Product in the Field in ECLAFE, to the ZOCOR trademark to be used only in combination with another term and not alone.

                  (c) All grants of usage by the Singapore Partnership pursuant to this Section 4.3 with respect to the E Monotherapy U.S. Trademark, the Z/E Combination Product U.S. Trademark and the M/E Combination Product U.S. Trademark, and all back-up trademarks, domain names or other appropriate forms of brand protection relating thereto, are made exclusively for the marketing and sale of the Cholesterol Products in the Field. Neither M or S-P, nor any of their respective Affiliates, shall have the right to use any such trademarks or domain name registrations or other forms of brand protection for the Cholesterol Products outside the Field, other than, in the case of S-P and its Affiliates, with respect to the E Monotherapy U.S. Trademark, and all back-up trademarks, domain names or other forms of brand protection relating thereto, in Japan.

            Section 4.3.5. Applications.

                  (a) Consequences of Non-Singapore Partnership Registrations. To the extent that S-P has commenced appropriate trademark and domain name registrations and any other appropriate forms of brand protection for the Cholesterol Products ("Trademark Registrations") in the Field in the U.S. Territory and/or ECLAFE and such registrations and forms of brand protections have not been obtained prior to the Effective Date in a particular country, then S-P shall continue the process of procuring such Trademark Registrations in such country on behalf of the Singapore Partnership. S-P shall not without M's prior written consent make or approve the making of applications to register trademarks or domain names in the Field in the U.S. Territory and/or ECLAFE that consist of or include marks, signs or brands that are identical or confusingly similar to marks, signs or brands belonging to M. All Trademark Registrations with respect to the Cholesterol Products in the U.S. Territory and/or ECLAFE are to belong to, and wherever possible shall be made in, the name of the Singapore Partnership. In the event that prior to the Effective Date S-P has made, or procures the registration of, any Trademark Registration in its name with respect to the Cholesterol Products in the U.S. Territory or ECLAFE, S-P shall hold such applications or registrations in trust for and shall assign or procure the assignment of them to the Singapore Partnership as soon as possible and, in any event, within seven (7) days of the later (i) the Effective Date, and (ii) obtaining such registration or other form of brand protection. After the Effective Date, neither S-P, nor its Affiliates shall seek Trademark Registrations in the U.S. Territory or ECLAFE in its name with respect to any of the Cholesterol Products in the Field unless it had commenced the process prior to the Effective Date. This Section 4.3.5(a) does not modify, alter or grant to S-P or M any rights to any trademarks, domain names or any other types of brand protection for use in Japan. In addition to the foregoing, (i) S-P shall assign or transfer to the Singapore Partnership all Trademark Registrations for trademarks or tradenames which have previously been disclosed to the Singapore Partnership or M or its Affiliates and (ii) any Trademark Registrations outside the Field which are not assigned or transferred to the Singapore Partnership pursuant to this Section 4.3.5(a) shall not be confusingly similar to any trademarks or tradenames owned or used by Singapore Partnership for use in the Field.

                  (b) Back-Up Trademarks in EMEA Co-Branding Countries and LAFE Co-Marketing Countries. Subject to Section 4.3.1 (d) and (e) or Section 4.3.3(d) and (e), as applicable, Affiliates of S-P and M in any EMEA Co-Branding Country or LAFE Co-Marketing Country shall be entitled to utilize an unlimited number of trademarks and/or domain name registrations or any other form of brand protection for the Cholesterol Products in such countries; provided, however, that the Singapore Partnership shall have the exclusive right to register and own any such trademark or domain name or other form of brand protection. Upon the written request of the Affiliate of S-P or M, the Singapore Partnership shall, with the assistance of such Affiliate of S-P or M, use its commercially reasonable efforts to register such trademark or domain name or other form of brand protection. Such Affiliate of M or S-P shall have the exclusive right to use any trademark or domain name or other form of brand protection registered pursuant to this Section 4.3.5(b).

            Section 4.3.6. Infringement. Any Local Affiliate of M or S-P in any country in ECLAFE shall promptly advise the Singapore Partnership of all cases of potential infringement of any patents, trademarks, tradenames or other forms of brand protection owned or used by the Singapore Partnership that come to such Local Affiliate's attention, and shall render all assistance reasonably requested in connection with any action taken by the Singapore Partnership relating thereto. The control of such action, including without limitation the determination of whether to initiate action or to settle, shall be under the sole control of the Singapore Partnership. All costs and expenses associated with such proceedings shall be borne by the Singapore Partnership.

      Section 4.4. Non-Compete.












[***]












      Section 4.5. Unilateral Termination of Board Country Agreements. Notwithstanding any other provision of this Agreement, if M or S-P determines to terminate all of its business and operations (with respect to all products, not just the Cholesterol Products) in an EMEA Board Country or Far East Board Country (any such country, a "Terminated Country"), then the terminating Party shall have the right to unilaterally terminate (or cause its Local Affiliate to unilaterally terminate) any EMEA Board Country Agreement, Far East Board Country Agreement and/or any applicable Sub-Distribution Agreement, in effect with respect to the Terminated Country, provided that no such termination shall be effective (i) unless the terminating Party has provided the other Party with at least 90 days prior written notice of termination, (ii) until all such other business and operations have been terminated and (iii) with respect to an EMEA Co-Venture Agreement, EMEA Co-Branding Agreement or Far East Co-Venture Agreement, until the terminating Party has entered into arrangements reasonably satisfactory to the other Party which provide (x) for the allocation of profit and loss arising from subsequent Third Party sales in such Terminated Country under the Singapore Partnership Agreement, [***]% to the terminating Party and [***]% to the other Party from and after the date of termination and (y) the other Party to have all such rights as may be necessary to continue selling the Cholesterol Products in the Terminated Country. Any Terminated Country that was an EMEA Single Presence Country shall, following such termination, be treated as an EMEA No Presence Country. Any Terminated Country that was a Far East Single Presence Country shall, following such termination, be treated as a Far East Co-Marketing Country.

                                   ARTICLE V

          DISPUTE RESOLUTION, TERMINATION, DISSOLUTION AND LIQUIDATION

      Section 5.1. Dispute Resolution. Without limiting any dispute resolution procedures and remedies specifically provided in any of the Related Agreements, any and all disputes, claims, controversies or disagreements with respect to this Agreement or any of the Related Agreements shall be resolved pursuant to the procedures set forth in Sections 3.2.1(e), 3.2.1(f), 3.2.2(c), 3.4.5, 3.5.5,
3.6.1(e), 3.6.1(f) and 3.6.1(g), as applicable, and each of S-P, M and the Singapore Partnership agree that none of them shall, except as contemplated by
Section 7.13 [Judicial Proceeding], resort to any means whatsoever, including litigation, arbitration, dissolution by a judicial forum or decree, or by operation of law, appointment of a trustee, receiver, custodian or similar person, or to any other form of proceeding in connection with any such dispute, claim, controversy or disagreement, including, without limitation, pursuant to
Section 18-802 of the Delaware Limited Liability Company Act and other similar applicable laws.

      Section 5.2. Termination.

            Section 5.2.1. Right to terminate. This Agreement may be terminated and the provisions of Section 5.3 and 5.4 shall apply, as follows:

                  (a) ECLAFE Material Breach. By M, in the event of an ECLAFE Material Breach (as defined below) by S-P or one of its Affiliates of its obligations under this Agreement or one or more of the Related Agreements (to the extent such Related Agreement and such ECLAFE Material Breach directly relate to the ECLAFE Cholesterol Business in ECLAFE) or, by S-P, in the event of an ECLAFE Material Breach by M or one of its Affiliates of its obligations under this Agreement or one of the Related Agreements (to the extent such Related Agreement and such ECLAFE Material Breach directly relate to the ECLAFE Cholesterol Business in ECLAFE), which breach is not cured by the breaching party or its Affiliates within thirty (30) days, or such longer period as specifically provided pursuant to the Related Agreements, after receipt by the breaching party and its ultimate parent, M or S-P, as the case may be, of written notice of the breach requesting cure of the breach, with reasonable detail of the particulars of the alleged breach or in the event that the breach cannot be reasonably cured within such thirty (30) day period, or such longer period as specifically provided pursuant to the Related Agreements, the other party or its Affiliate has not initiated actions reasonably expected to cure the cited failure within thirty (30) days of receiving notice and has not in any event cured such breach within 120 days of receiving notice, or such longer period as specifically provided pursuant to the Related Agreements. For purposes of this Section 5.2.1(a), "ECLAFE Material Breach" means a breach of a material provision of this Agreement or any of the Related Agreements (to the extent such Related Agreements and breach directly relate to the ECLAFE Cholesterol Business in ECLAFE) that (i) results in a material adverse effect on the ECLAFE Cholesterol Business in ECLAFE taken as a whole, or the operations or financial condition of the ECLAFE Cholesterol Business in ECLAFE taken as a whole, or the value of the ECLAFE Cholesterol Business in ECLAFE taken as a whole, and (ii) materially frustrates the ability of either S-P or M, as the non-breaching party, as the case may be, to realize the reasonably anticipated benefits of the ECLAFE Cholesterol Business in ECLAFE ("Material Adverse Effect"). If the Governance Agreement has been terminated but this Agreement has not been terminated in connection therewith pursuant to Section 5.2.2, an ECLAFE Material Breach shall also be deemed to occur upon any breach of Section 9.9 of the Governance Agreement, provided that if an alleged breach is by a Person that has been determined to be an Affiliate of M or S-P, as the case may be, such breach will not be deemed an ECLAFE Material Breach if M or S-P, as the case may be, demonstrates by a preponderance of the evidence each of the following (i) that it did not cause, assist or encourage such Affiliate to take the action underlying the alleged breach, (ii) that it did not have the power to prevent such Affiliate from taking such action and (iii) that it used commercially reasonable efforts to prevent such Affiliate from taking such action. Notwithstanding the prior sentence, such breach may, however, nevertheless be determined to be an ECLAFE Material Breach pursuant to the provisions of the next sentence. The determination of whether an ECLAFE Material Breach has occurred and liability for such breaches shall be made in a judicial proceeding pursuant to Section 7.13 [Judicial Proceeding]; or

                  (b) [***]
















                  (c) Bankruptcy. If the Governance Agreement has been terminated but this Agreement has not been terminated in connection therewith pursuant to Section 5.2.2, by M, in the event of the Bankruptcy of S-P or any of its Significant Subsidiaries (as defined in the Governance Agreement) or, by S-P, in the event of the Bankruptcy of M or any of its Significant Subsidiaries; or

                  (d) Change of Control. If the Governance Agreement has been terminated but this Agreement has not been terminated in connection therewith pursuant to Section 5.2.2, by S-P, in the event of a Change of Control of M, or by M, in the event of a Change of Control of S-P, as the case may be; or

                  (e) [***]
















            Section 5.2.2. Automatic Termination of Master Agreement. This Agreement shall terminate automatically and the provisions of Sections 5.3 and
5.4 shall apply upon a termination of the Governance Agreement pursuant to (i)
Section 7.2(b) [Bankruptcy] of the Governance Agreement, (ii) Section 7.2(c) [Material Breach] of the Governance Agreement due to a breach of Section 9.9 [Standstill] of the Governance Agreement, (iii) Section 7.2(d) [Change of Control] of the Governance Agreement, or (iv) [***]

            Section 5.2.3. Local Bankruptcy. In the event of a Local Bankruptcy of a Local Affiliate of M that is a party to a Venture Agreement (or the Canadian Agreement referred to in Section 2.2(a)(2)) in a country in ECLAFE, S-P may terminate the arrangements and agreements between the Parties that apply to such country, and in the event of a Local Bankruptcy of a Local Affiliate of S-P that is a party to a Venture Agreement (or the Canadian Agreement referred to in Section 2.2(a)(2)) in a country in

ECLAFE, M may terminate the arrangements and agreements between the Parties that apply to such country and, in each case, Section 5.3(b)(ii) shall apply.

      Section 5.3. Consequences of Termination.

                  (a) General. With respect to any event of termination (whether a local termination pursuant to Section 5.2.3 or termination of this Agreement), each Party shall undertake, during the pendency of the procedure to determine whether such event of termination has occurred and the implementation of the consequences of such termination, to maintain the ECLAFE Cholesterol Business in ECLAFE as a going concern, so that all of the rights, title and interests in the Venture Companies and the ECLAFE Cholesterol Business in ECLAFE may be conveyed to the extent contemplated by this Article 5. The parties acknowledge that in the event of a termination of this Agreement that results in one party acquiring the Interests of another party hereto and ECLAFE Termination Assets, if any,
(i), the acquiring party may determine to continue operating the ECLAFE Cholesterol Business in ECLAFE, (ii) appropriate adjustments to the Singapore Partnership Agreement will be made to provide that (A) profit and loss arising from the ECLAFE Cholesterol Business in ECLAFE shall be specifically allocated to the Party (or its Affiliates) that acquires the Interests of the other Party and its Affiliates and (B) to the extent the Governance Agreement has not been terminated or is not being terminated simultaneously with this Agreement pursuant to Section 7.2(b) [Bankruptcy], Section 7.2(c) [Material Breach due to a breach of Section 9.9 [Standstill] of the Governance Agreement], Section 7.2(d) [Change of Control] or [***] of the Governance Agreement, that the assets and liabilities of the Singapore Partnership, to the extent they relate to the ECLAFE Cholesterol Business in ECLAFE ("Singapore Termination Assets"), can be sold as set forth in the last sentence of this Section 5.3(a), or the rights thereto otherwise transferred, to the Terminating Party or its Affiliates pursuant to this Section 5.3 and (iii) appropriate adjustment to the MSP Technology Agreement will be made to provide that, to the extent the Governance Agreement has not been terminated or is not being terminated simultaneously with this Agreement pursuant to Section 7.2(b) [Bankruptcy], Section 7.2(c) [Material Breach due to a breach of Section 9.9 [Standstill] of the Governance Agreement],
Section 7.2(d) [Change of Control] or [***] of the Governance Agreement, the assets and liabilities of MSP Technology Partnership, to the extent they relate to the ECLAFE Cholesterol Business in ECLAFE (the "Technology Termination Assets," and together with the Singapore Terminations Assets, the "ECLAFE Termination Assets"), can be sold as set forth in the last sentence of this
Section 5.3(a), or the rights thereto transferred, to the Terminating Party or its Affiliates pursuant to this Section 5.3. In the event of any such termination, the Parties will enter into such agreements as are necessary or appropriate to provide for the transfer of the ECLAFE Termination Assets and will endeavor in good faith to arrange for such transfer to be effected in a manner that is tax efficient, to the maximum extent reasonably practicable, to both the Terminated Party and the Terminating Party, and any other agreements as may be necessary or appropriate to effectuate the foregoing.

                  (b) Bankruptcy. (i) In the event of termination pursuant to
Section 5.2.1(c) or 5.2.2(i), the non-bankrupt party (or its designee) shall be entitled to purchase the bankrupt party's Interests in the ECLAFE Cholesterol Business in ECLAFE, and
(ii) in the event of termination pursuant to Section 5.2.3, the non-bankrupt party (or its designee) shall be entitled to purchase the bankrupt party's Interest with respect to the ECLAFE Cholesterol Business in the country in ECLAFE where such bankrupt party engages in the ECLAFE Cholesterol Business in ECLAFE. If local law prohibits the Parties from enforcing these provisions in a jurisdiction, the Parties will take all necessary actions to give effect to the intent of this Section 5.3(b)(ii). Any purchase and sale pursuant to clause (i) or (ii) of this Section 5.3(b) shall be consummated as soon as practicable, but in any event within 300 days of determination of a Bankruptcy or Local Bankruptcy of the other, and each of the parties shall execute such documents as are reasonable and necessary in connection therewith. The purchase price for any such purchase shall be an amount equal to the fair market value of the particular bankrupt party's Interests being purchased or acquired and shall be determined in the manner described in Section 5.3(d)(i).

                  (c) ECLAFE Material Breach.

                        (i) In the event of termination pursuant to Sections
            5.2.1(a), or 5.2.2(ii), the non-breaching party (or its designee) shall be entitled to purchase the breaching party's Interests and the ECLAFE Termination Assets, if any, in the Venture Companies and the ECLAFE Cholesterol Business in ECLAFE.

                        (ii) Any purchase and sale pursuant to this Section
            5.3(c) shall be consummated as soon as practicable, but in any event within 120 days of determination of an ECLAFE Material Breach and the related appraisal and damage proceedings, and each of the parties shall execute such documents as are reasonable and necessary in connection therewith. The purchase price for any such purchase shall be an amount equal to the fair market value of the breaching party's Interests and the ECLAFE Termination Assets, if any, as determined in a judicial proceeding as set forth in Section 7.13 [Judicial Proceedings]. In determining the fair market value of the breaching party's Interests and the ECLAFE Termination Assets, if any, the court shall apply the standards applicable in an appraisal proceeding under Section 262 of the Delaware General Corporation Law as may be amended from time to time, which value shall not include the value of any goodwill, rights and services not transferred with the Interests and the ECLAFE Termination Assets, if any (e.g. MSDIS distribution services).

                        (iii) Any termination of this Agreement or any of the
            Related Agreements pursuant to this Section 5.3(c) due to a breach of this Agreement or any of the Related Agreements shall not relieve the breaching party from liability for damages caused by its breaches (except that the breaching party shall not be liable for punitive, special, consequential, incidental, indirect or exemplary or other similar damages or lost profits) as a result of any such breach. Damages shall be determined in the judicial proceeding contemplated by this Section 5.3(c).

                  (d) Change of Control. Within 45 days after the date of a Change of Control of S-P or Change of Control of M, the party which did not experience the Change of Control (the "Call Party") may by written notice (the "C-O-C Notice") delivered to the other party (the "C-O-C Party") request that the fair market value of the C-O-C Party's Interests (the "Call Price") be determined in accordance with paragraph (i) of this Section 5.3(d).

                        (i) The Call Price shall be conclusively determined by
            two internationally recognized investment banking firms, one of which shall be retained and paid by the Call Party and one of which shall be retained and paid by the C-O-C Party. The Call Party and the C-O-C Party shall promptly notify each other of their respective selections. If either such party fails to deliver such notice to the other party of its selection of an investment banking firm within thirty (30) days after delivery of a C-O-C Notice, the determination shall be rendered by the single investment banking firm so selected (whose fees, in such case, shall be borne equally by S-P and M). The investment banking firms selected in accordance with the foregoing procedure shall each determine the fair market value of the C-O-C Party's Interest, (which value shall be an amount determined assuming that the buyer and seller are under no compulsion to buy or sell and shall be determined without regard to any minority or illiquidity discount or the value of any goodwill, rights and services not transferred with the Interests, e.g. MSDIS distribution services) and submit their determinations of such value to the Call Party and the C-O-C Party within 45 days following their selection. The Call Price shall be the amount equal to the sum of such values determined by each investment banking firm divided by two, except that if there is more than a twelve percent (12%) difference between
            (x) the average of such values and (y) each of such values, the two investment banking firms shall, within twenty (20) days after their submissions mutually select and appoint a third investment banking firm, similarly qualified, and give written notice thereof to the Call Party and the C-O-C Party. If the two investment banking firms fail to appoint a third investment banking firm within such twenty-day period, the third investment banking firm shall be selected and appointed, at the request of either party, by the President of the Association of the Bar of the City of New York or by a person designated by such President. Within thirty (30) days after the appointment of the third investment banking firm, the third investment banking firm shall promptly submit in writing to the Call Party and the C-O-C Party its determination of the fair market value. If the valuation of the third banker is not between the valuations of the first and second bankers, fair market value shall be the average of the valuations of the third banker and the next closest valuation. If the valuation of the third banker is (i) between the valuations of the first and second bankers and (ii) not more than thirty percent (30%) (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than the valuations of each of the first and second bankers, then fair market value shall be the average of the valuations of all three bankers. If the valuation of the third banker is (x) between the valuations of the first and second bankers and (y) more than thirty percent (30%) (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than one or both of the other two valuations, then fair market value shall be the average of the third banker's valuation and the valuation, if any, that is not more than thirty percent (30%) (calculated as the average of the first two valuations multiplied by 0.3) higher or lower than the third banker's valuation. For illustrative purposes only, Schedule 7.3 of the Governance Agreement sets forth examples of the method of determining fair market value pursuant to the provisions of this
            Section 5.3(d). The fair market value as determined above shall be final and binding upon the Call Party and the C-O-C Party. The cost of such third investment banking firm shall be borne one-half by the Call Party and one-half by the C-O-C Party.

                        (ii) The Call Party shall have the right, exercisable by
            delivery of written notice to the C-O-C Party (a "Call Notice") within sixty (60) days after the final determination of the Call Price, to require the C-O-C Party to sell and transfer the C-O-C Party's entire Interest to the Call Party (or its designee) at a price equal to the Call Price. Any such sale shall be made without representations or warranties of the C-O-C Party other than regarding the authorization of the sale and title to the Interest being sold. Upon and after the consummation of such sale, the C-O-C Party shall have no responsibility or liability for any liabilities or obligations arising from the Interests (whether contingent, absolute, realized or unrealized) that exist as of the date of such sale or that are incurred with respect to the Interest thereafter and shall only be obligated to continue performance under any Related Agreement in accordance with Section 5.4.

                        (iii) Any purchase and sale of the C-O-C Party's
            Interest effected pursuant to this Section 5.3(d) shall be consummated at a closing at the offices of the Call Party on a business day within fifteen (15) days following the delivery of the Call Notice (upon at least five days' notice by the Call Party); provided that such period shall be extended for 180 additional days, or such shorter period of time, as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction; provided, further, that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, the Call Party shall pay the C-O-C Party the Call Price by wire transfer of immediately available funds to an account specified by the C-O-C Party, and the parties to such transaction and the Venture Companies shall execute any and all documents necessary to effect the full and complete transfer of the C-O-C Party's Interest.

                        (iv) No investment banking firm selected by a party
            pursuant to this Section 5.3(d) shall have represented such party in a significant engagement within the 24-month period immediately prior to such selection. Any investment banking firm selected in any other manner shall not have represented either party in a significant engagement within the 24-month period immediately prior to such selection.

                  (e) [***]. In the event this Agreement is terminated pursuant to Sections [***], this Agreement and all the Related Agreements shall immediately terminate (except, in the case of a termination pursuant to [***], for the Amended Agreements, which will be amended or terminated as required to terminate the provisions that relate to the ECLAFE Cholesterol Business in ECLAFE) and the assets and liabilities, to the extent related to the ECLAFE Cholesterol Business in ECLAFE, will be distributed as follows: (1) all of the assets contributed will solely be returned to the original party who had contributed them, so as to put the parties back, to the maximum extent possible and as promptly as practicable, to the position they were in prior to the contribution of such assets pursuant to this Agreement and the Related Agreements (to the extent such Related Agreements relate to the ECLAFE Cholesterol Business in ECLAFE), (2) with respect to the Research Results (as defined in the Development Agreement), each party will have equal ownership and access on a co-exclusive basis for use in the Field in ECLAFE (except that S-P and/or its Affiliates shall have exclusive rights to Research Results relating to R&D IP-Ezetimibe Monotherapy for use outside ECLAFE), and (3) with respect to liabilities and assets, other than those contributed by the parties and the Research Results, such liabilities and assets will be transferred in a commercially reasonable manner to S-P and/or its Affiliates and M and/or its Affiliates to the greatest extent possible on an equal basis. To the extent such assets are necessary for the continued operation of the Cholesterol Business (as defined in the Governance Agreement), such assets will not be distributed. The cost of such distribution and dissolution shall be shared equally by S-P and M. Such distribution and dissolution shall occur within ten (10) business days of the termination event or if not possible within ten (10) business days, then as soon as practicable. In the event of such termination, (i) Section 7.1(a)(1) shall survive and continue to be binding on all of the parties in all respects (and, in addition, the provisions of Section
7.1 and 7.2 shall be deemed applicable with respect to the information specifically relating to assets distributed to the parties in connection with such termination) for six years following such termination and (ii) Sections 6.1, 6.2, 6.4.1 and 6.5 shall survive for two years following such termination.

                  (f) Agreement to Enter into New Agreements. In the event that
(i) this Agreement is terminated pursuant to Sections [***] of this Agreement and (ii) S-P resolves the issues that M believed constituted [***], as the case may be, S-P will promptly notify M in writing of the resolution of such issues or completion of such study, as the case may be. Then, if M provides written notice to S-P within twenty (20) business days of receipt of supporting information reasonably requested by M and study results, as the case may be, the parties will enter into agreements on substantially similar terms as the terms set forth in this Agreement and the Related Agreements (the "New Agreements") within sixty (60) days of receipt of such notice. M shall reimburse S-P on the date of execution of the New Agreements for costs incurred by S-P (net of costs reimbursed to S-P and its Affiliates by any Third Party) relating to the development and marketing of Ezetimibe and the Z/E Combination Product from the date of termination of this Agreement until the execution date of the New Agreements that would otherwise have been borne by Singapore Partnership. Notwithstanding the non-compete provisions of the Governance Agreement, the parties hereto acknowledge that from the date of termination of this Agreement pursuant to Sections 5.2.1(e), 5.2.2(iv) or 5.2.1(b) of this Agreement until the execution date of the New Agreements, S-P will be free to enter into any business arrangements of any kind with respect to Ezetimibe and that the New

Agreements will contain such modifications to the non-compete and other provisions as are necessary to reflect any such business arrangements, as well as changes in law or corporate organization.

                  (g) No Double Counting. The Parties agree that in no event shall the value of the Terminated Party's Interests determined under this Agreement and the value of the Terminated Party's Interests (as defined in the Governance Agreement) determined under the Governance Agreement include the valuation of the same assets so that such assets are valued twice.

      Section 5.4. Treatment of Master Agreement and Related Agreements.

                  (a) General. Notwithstanding any provision to the contrary in this Agreement or any Related Agreement, (i) no Party will permit any Affiliate to terminate any Related Agreement, except as provided in the Governance Agreement or this Article 5 and Section 4.5, and (ii) each Party will cause its Affiliates to amend or terminate the Related Agreements as provided in this
Article 5 and Section 4.5.

                  (b) Survival of Certain Provisions of this Agreement. In the event of any termination of this Agreement pursuant to Section 5.2.1(a) [ECLAFE Material Breach], 5.2.1(c) or 5.2.2(i) [Bankruptcy], 5.2.2(ii) [Material Breach-Standstill], or 5.2.1(d) or 5.2.2(iii) [Change of Control]:

                        (i) All provisions of Section 7.1 [Confidentiality]
            shall survive and continue to be binding on the Terminated Party in all respects for six years following such termination.

                        (ii) All provisions of Section 7.1 (other than Sections
            7.1(a)(1) and (a)(3)) shall survive and continue to be binding on the Terminating Party for six years following such termination, provided that if the Terminated Party's Interests and ECLAFE Termination Assets, if any, are not acquired by the Terminating Party, all provisions of Section 7.1 shall survive and continue to be binding on the Terminating Party for six years following such termination.

                        (iii) [***]










                        (iv) All other provisions of Section 4.4 shall survive
            and continue to be binding on the Terminated Party and its Affiliates (including any acquiring or surviving entity in the event of a Change of Control), but only with respect to Pre-Termination Substances, until the later of (A) four years following such termination or (B) with respect to the Core Countries, Australia and Canada, four years after the Launch of a Combination Product in such country, provided that the maximum survival period under this clause
            (B) shall be five years after termination of this Agreement.

                        (v) All provisions of Sections 6.1, 6.2, 6.4 and 6.5
            shall survive for two years following termination.

                  (c) Effect of Certain Terminations. In the event of any termination of this Agreement pursuant to Section 5.2.1(a) [ECLAFE Material Breach], 5.2.1(c) or 5.2.2(i) [Bankruptcy], 5.2.2(ii) [Material
Breach-Standstill], or 5.2.1(d) or 5.2.2(iii) [Change of Control]:

                        (i) The Canadian Agreements and the Venture Agreements
            entered into by the Terminated Party or its Affiliates shall, notwithstanding anything to the contrary contained therein, remain in effect as provided therein following the termination of this Agreement and the rights and benefits of the Terminated Party or its Affiliates in the Canadian Agreements and the Venture Agreements entered into by the Terminated Party or its Affiliates shall be assigned to the Terminating Party or its designee at the closing of the acquisition by the Terminating Party of the Interests held by the Terminated Party or its Affiliates and the ECLAFE Termination Assets, if any, and thereafter the Terminated Party shall have no rights or obligations under such agreements with respect to the ECLAFE Cholesterol Business in ECLAFE.

                        (ii) The Co-Marketing Supply Agreements entered into by
            the Terminated Party shall be terminated immediately following the termination of this Agreement;

                        (iii) The Board Country Supply Agreements entered into
            by the Terminated Party shall remain in full force and effect for ninety (90) days following the termination of this Agreement and shall then terminate;

                        (iv) The Toll Packaging Agreements pursuant to which the
            Terminated Party or any of its Affiliates packages for the benefit of the Terminating Party or any of its Affiliates (or which relates to the packaging of Cholesterol Products comprising the Interests and ECLAFE Termination assets, if any, acquired under Section 5.3) shall terminate upon the termination of this Agreement; provided that, the Terminating Party shall have the option to require by written notice that the Terminated Party or its Affiliate continue to perform its obligations under such Toll Packaging Agreement for a period of up to two (2) years after the date of termination of this Agreement. Such written notice shall be provided to the Terminated Party no later than sixty (60) days prior to the purchase of Interest(s). In the event such option is exercised, the relevant Toll Packaging Agreement shall remain in full force and effect for the period of such exercise up to two (2) years and then terminate. All other Toll Packaging Agreements may be terminated at the discretion of the Terminating Party.

                        (v) The Amended Agreements entered into by the
            Terminated Party shall, notwithstanding anything to the contrary contained therein, remain in effect as provided therein following the termination of this Agreement and shall be amended at the closing of the acquisition by the Terminating Party of the Interests held by the Terminated Party and the ECLAFE Termination Assets, if any, in accordance with this Agreement, in order to transfer to such Terminating Party any rights acquired by the Terminating Party in connection with the acquisition of the Interests in the ECLAFE Cholesterol Business in ECLAFE and the ECLAFE Termination Assets, if any, and thereafter the Terminated Party shall have no rights or obligations under such agreements with respect to the ECLAFE Cholesterol Business in ECLAFE and the ECLAFE Termination Assets, if any. Nothing in this Section 5.4(c)(v) shall affect the Terminated Party's Interests determined under this Agreement, or the value of the Terminated Party's "Interests" in the U.S. Related Companies and "U.S. Termination Assets", if any, in the "Cholesterol Business" (each, as defined in the Governance Agreement) in the U.S. Territory determined under the Governance Agreement.

                  (d) Effect of Termination Due to Local Bankruptcy. In the event of the exercise of the termination right pursuant to Sections 5.2.3 [Local Bankruptcy]:

                        (i) The relevant Venture Agreement (or Canadian
            Agreement referred to in Section 2.2(a)(2), if applicable) entered into by the Terminated Party in the relevant country shall, notwithstanding anything to the contrary contained therein, remain in effect as provided therein and the rights, benefits and obligations of the Terminated Party in such Venture Agreement (or Canadian Agreement) entered into by the Terminated Party shall be assigned to the Terminating Party or its designee at the closing of the acquisition by the Terminating Party of the Interests held by the Terminated Party in such country or countries, and thereafter the Terminated Party shall have no rights or obligations under such Agreements with respect to the ECLAFE Cholesterol Business in such country or countries.

                        (ii) The relevant Co-Marketing Supply Agreement(s)
            entered into by the Terminated Party or its Affiliates shall be terminated or amended, as necessary immediately following the termination of this Agreement to exclude the application of such Co-Marketing Supply Agreement to that country (or countries) and the equivalent Co-Marketing Supply Agreement entered into by the Terminating Party shall be amended as necessary immediately following the termination of this Agreement to grant to such Terminating Party any additional rights required in connection with the acquisition of the Interests held by the Terminated Party in such country or countries, and thereafter the Terminated Party shall have no rights or obligations under such Agreements with respect to the ECLAFE Cholesterol Business in such country or countries.

                        (iii) The Board Country Supply Agreement(s) entered into
            by the Terminated Party or its Affiliates shall remain in full force and effect for ninety (90) days following the termination of this Agreement and shall then be terminated or amended, as necessary, to exclude the application of such Board Country Agreement to that country (or countries), and thereafter the Terminated Party shall have no rights or obligations under such Agreements with respect to the ECLAFE Cholesterol Business in such country or countries.

                        (iv) The Toll Packaging Agreement(s) pursuant to which
            the Terminated Party or any of its Affiliates packages Cholesterol Products for sale in the relevant country (or countries) shall terminate (or be amended to exclude the relevant country or countries from such Terminated Party's or its Affiliates' packaging obligations therein) upon the local termination, and thereafter the Terminated Party shall have no rights or obligations under such Agreements with respect to the ECLAFE Cholesterol Business in such country or countries; provided that, the Terminating Party shall have the option to require by written notice that Terminated Party or its Affiliate continue to perform its obligations under such Toll Packaging Agreement with respect to such country or countries for a period of up to two (2) years after the date of such local termination. Such written notice shall be provided to the Terminated Party no later than sixty (60) days prior to the purchase of Interest(s). In the event such option is exercised, the relevant Toll Packaging Agreement shall remain in full force and effect for the period of such exercise up to two (2) years and then terminate.

                        (v) The Amended Agreements entered into by the
            Terminated Party or its Affiliates shall, notwithstanding anything to the contrary contained therein, remain in effect as provided therein following exercise of the termination right contained in
            Section 5.2.3, and shall be amended at the closing of the acquisition by the Terminating Party of the Interests held by the Terminated Party with respect to the country (or countries), in order to transfer to such Terminating Party any rights acquired by the Terminating Party in connection with the acquisition of the Interests in such country (or countries) and thereafter the Terminated Party shall have no rights or obligations under such Agreements with respect to the ECLAFE Cholesterol Business in such country or countries.

      Section 5.5. Incorporation by Reference. The Termination of the Governance Agreement shall not affect the provisions of the Governance Agreement incorporated by reference and such provisions will remain in full force and effect as set forth herein until terminated pursuant to the terms of this Agreement.

                                   ARTICLE VI
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                               AND INDEMNIFICATION

            Section 6.1. Representations and Warranties of the Parties. M hereby represents and warrants to S-P with respect to itself and S-P hereby represents and warrants to M with respect to itself as of the date hereof as follows:

                  (a) Organization and Good Standing; Power and Authority; Qualifications. Such Party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and
(iii) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Related Agreements to which it is a Party.

                  (b) Authorization of this Agreement and the Related Agreements. The execution, delivery and performance of each of this Agreement and the Related Agreements have been duly authorized by all requisite action on the part of such Party which is a Party hereto and thereto, and each of this Agreement and the Related Agreements constitutes a legal, valid and binding obligation of such Party which is a Party hereto and thereto, enforceable against each such Party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  (c) No Conflict. The execution and delivery by such Party of this Agreement and the Related Agreements to which it is a Party and the consummation by such Party of the transactions contemplated hereby and thereby and the compliance by such Party with the provisions hereof and thereof will not
(i) violate any material provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or result in the creation of any encumbrance upon any of its properties or assets under, any contract to which it is a Party or (iii) violate its certificate of incorporation or by-laws or other organizational documents, that in the case of clause (i) or (ii), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or prevent the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, S-P represents and warrants that neither it nor any of its Affiliates has any obligation to any Third Party that would require it to contribute or license to a Third Party the right to manufacture, market or distribute in ECLAFE (i) for the over-the-counter market, any of the Cholesterol Products or (ii) any Cholesterol Absorption Inhibitor so that such Third Party could use such Cholesterol Absorption Inhibitor alone or in combination with a Statin. Without limiting the generality of the foregoing, M represents and warrants that neither it nor any of its Affiliates has any obligation to any Third Party that would require it to contribute or license to a Third Party the right to manufacture, market or distribute in ECLAFE (i) for the over-the-counter market, any of the Cholesterol Products or (ii) Simvastatin for combination use so that such Third Party could use Simvastatin for combination use in combination with a Cholesterol Absorption Inhibitor. Notwithstanding the foregoing, M has represented to S-P that there may be restrictions on M's rights to contribute Simvastatin (i) for combination use for the over-the-counter market pursuant to a joint venture with Johnson & Johnson and (ii) for animal health uses pursuant to a joint venture with Aventis S.A.

      Section 6.2. Certain Representations.

(a)-(d) [***]















                  (e) S-P hereby represents and warrants that the Cholesterol Assignment Documents (as defined in the Governance Agreement), together with this Agreement and the Related Agreements, provide to the Singapore Partnership all of the rights and obligations and all of the benefits of all of the representations, warranties, covenants and agreements provided to Schering Sales Management, Inc. pursuant to the Schering License Agreement (Existing Cholesterol Combination IP), dated as of the date of the Governance Agreement and as may be amended from time to time, excluding only the obligations under Section 7 of that Schering License Agreement.

      Section 6.3. Certain Covenants. Each party hereto, with respect to itself, agrees that, for so long as this Agreement is in effect:

                  (a) Maintenance of Corporate Existence, etc. Such party shall maintain in full force and effect its corporate existence, rights, governmental approvals, permits, and franchises and all licenses and other rights material to and necessary in the conduct of its business as currently conducted and as proposed to be conducted, except to the extent that such failure to preserve and maintain such existence and qualifications would not reasonably be expected to have a Material Adverse Effect.

                  (b) Compliance with Laws. Each Party shall use reasonable efforts to comply with all applicable laws, rules regulations and orders, except for violations or failures to so comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of M and S-P shall comply with all applicable laws, rules, regulations and orders as it relates to such party with respect to the ECLAFE Cholesterol Business in ECLAFE, except for violations or failures to so comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (c) Insurance. Each Party shall maintain adequate insurance (or have adequate self insurance) covering all aspects of the ECLAFE Cholesterol Business in ECLAFE . Each party and its respective Affiliates (as applicable) shall keep its assets that are necessary to perform its obligations under this Agreement and the Related Agreements and which are of an insurable character, if any, insured in accordance with such Party's then applicable insurance program for its business.

      Section 6.4. Certain Obligations.

            Section 6.4.1. Affiliate Obligations. Each of M and S-P hereby guarantees the performance by their respective Affiliates of each of such Affiliates' obligations (i) under this Agreement, and (ii) as parties to the Related Agreements.

             Section 6.4.2. Amendments to Related Agreements. Any Related Agreement that is solely between Affiliates of M may not be amended or modified in any manner without the written consent of S-P. Any Related Agreement that is solely between Affiliates of S-P may not be amended or modified in any manner without the written consent of M.

            Section 6.4.3. Non-Discrimination. To the extent M or an Affiliate of M is responsible for the distribution and supply of Cholesterol Products in countries in the EMEA or LAFE (other than in LAFE Co-Marketing Countries and Far East Single Presence Countries where S-P has been deemed to have the single presence, each of M and its Affiliates will use commercially reasonable efforts to perform its obligations to distribute and supply the Cholesterol Products under the applicable Related Agreements, which efforts shall be at least equivalent to those employed by M and/or its Affiliate (as applicable) in the supply and distribution of other M products of comparable stage of development, potential, value and status. In performing such activities, M and/or its Affiliates (as applicable) shall not favor its other products of comparable stage of development, potential, value and status over the Cholesterol Products. In addition, to the extent that M or an M Affiliate is supplying Cholesterol Products to both M (or a M Affiliate) and S-P (or a S-P Affiliate) for marketing and sale in a country in the ECLAFE, M or its Affiliate (as applicable) shall not treat either party to which it is supplying Cholesterol Products in any fashion less favorable than the other party.

            Section 6.4.4. Supply Allocation. To the extent M or an Affiliate of M is responsible for the distribution and supply of Cholesterol Products in countries in the EMEA or LAFE (other than in LAFE Co-Marketing Countries, and Far East Single Presence Countries where S-P has been deemed to have the single presence), each of M and its Affiliates will use commercially reasonable efforts to ensure that the methods used to allocate the supply of Cholesterol Products are the same as the methods used to allocate the supply of other pharmaceutical products supplied by M or its Affiliates in connection with other business in the relevant territory.

            Section 6.4.5. Promotional Disputes. The Parties agree that decisions regarding any promotional disputes with Third Parties regarding the Cholesterol Products in the Field in ECLAFE shall be made jointly and that following the Effective Date they will work together in good faith to agree on mutually satisfactory procedures to govern the conduct of any promotional disputes with Third Parties regarding the Cholesterol Products in the Field in ECLAFE.

      Section 6.5. Indemnification.

            Section 6.5.1. Indemnification by the Singapore Partnership. The Singapore Partnership shall indemnify, defend and hold harmless the M Indemnified Parties and the S-P Indemnified Parties from and against all Losses incurred or suffered by any of them as a result of, arising from, or in connection with any claim, action, proceeding or investigation of any Third Party relating to:

                  (a) the development, testing or use of any of the Cholesterol Products in the Field in ECLAFE; or

                  (b) the marketing, distribution, promotion, supply or sale of the Cholesterol Products in the Field in the EMEA Board Countries, the Far East Board Countries, the EMEA No Presence Countries or Canada.

      Notwithstanding the foregoing, no M Indemnified Party and no S-P Indemnified Party shall be entitled to any indemnification pursuant to this
Section 6.5.1 to the extent the Loss for which indemnification is being sought is caused by the gross negligence or willful misconduct of the party seeking indemnification.

            Section 6.5.2. Indemnification by M. M shall indemnify, defend and hold harmless the S-P Indemnified Parties and the Singapore Partnership from and against all Losses incurred or suffered by any of them as a result of, arising from, or in connection with:

                  (a) the breach by M of any of its representations, warranties or covenants in this Agreement, the Development Agreement, any License Agreements or any Co-Venture Agreement or Entity Agreement, provided that no claim may be made for indemnification under this Section 6.5.2 for breaches of representations or warranties until the aggregate dollar amount of all such claims exceeds $2 million;

                  (b) the gross negligence or willful misconduct by M or any of its Affiliates in the performance of any of their obligations under this Agreement or the Related Agreements (other than manufacturing or packaging agreements);

                  (c) the development, testing, use, marketing, distribution, promotion, supply or sale by M or its Affiliates of the Cholesterol Products outside the Field; or

                  (d) the development, testing, use, marketing, distribution, promotion, supply or sale by M or its Affiliates (or Banyu Pharmaceutical Company, Ltd) of the Cholesterol Products in Japan to the extent such Cholesterol Products are developed, tested, used, marketed, distributed, promoted, supplied or sold either (i) under a Product Marketing Authorization that includes, directly or by reference, data comprising "Merck Clinical IP", "Schering Clinical IP" or "Merck Formulation IP" (each as defined in the Development Agreement), or (ii) under a trademark, tradename or other form of brand protection owned or used by the Singapore Partnership.

      Notwithstanding the foregoing, neither any S-P Indemnified Party nor the Singapore Partnership shall be entitled to any indemnification pursuant to this
Section 6.5.2 to the extent the Loss for which indemnification is being sought is caused by the gross negligence, willful misconduct or willful violation of law of the party seeking indemnification.

            Section 6.5.3. Indemnification by S-P. S-P shall indemnify, defend and hold harmless the M Indemnified Parties and the Singapore Partnership from and against all Losses incurred or suffered by any of them as a result of, arising from, or in connection with:

                  (a) the breach by S-P of any of its representations, warranties or covenants in this Agreement, the Development Agreement, any License Agreements or any Co-Venture Agreements or Entity Agreements, provided that no claim may be made for indemnification under this Section 6.5.3 for breaches of representations or warranties until the aggregate dollar amount of all such claims exceeds $2 million;

                  (b) the gross negligence or willful misconduct by S-P or any of its Affiliates in the performance of any of their obligations under this Agreement or the Related Agreements(other than manufacturing or packaging agreements);

                  (c) the development, testing, use, marketing, distribution, promotion, supply or sale by S-P or its Affiliates of the Cholesterol Products outside the Field; or

                  (d) the development, testing, use, marketing, distribution, promotion, supply or sale by S-P or its Affiliates of the Cholesterol Products in Japan to the extent such Cholesterol Products are developed, tested, used, marketed, distributed, promoted, supplied or sold either (i) under a Product Marketing Authorization that includes, directly or by reference, data comprising "Merck Clinical IP", "Schering Clinical IP" or "Merck Formulation IP" (each as defined in the Development Agreement), or (ii) under a trademark, tradename or other form of brand protection owned or used by the Singapore Partnership.

      Notwithstanding the foregoing, neither any M Indemnified Party nor the Singapore Partnership shall be entitled to any indemnification pursuant to this
Section 6.5.3 to the extent the Loss for which indemnification is being sought is caused by the gross negligence, willful misconduct or willful violation of law of the party seeking indemnification.

            Section 6.5.4. Indemnification Principles. For purposes of this
Section 6.5, "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts). Losses shall not include, and indemnification shall not be available under this Section 6.5 for, (i) lost profits, punitive, special, indirect, consequential, incidental, exemplary or other similar damages (collectively, "Special Damages"), other than Special Damages payable to Third Parties, or (ii) any Obligations which are otherwise subject to Sections 2.1(a), 2.1(b) and 2.4(b)(1). Notwithstanding any provision in this Agreement or any Related Agreement, no Party hereto or thereto shall seek or be entitled to receive any Special Damages from any other Party, or its Affiliates, in connection with such Agreements.

            Section 6.5.5. Claim Notice. A Party seeking indemnification under this Section 6.5 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provisions of this Agreement under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Party from whom indemnity is sought except to the extent such Party is materially prejudiced by such failure or delay.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1. Confidentiality.

            (a) Without limiting the effect of the confidentiality provisions of any of the Related Agreements, and subject to the exceptions provided in
Section 7.1(b), none of S-P or M, their respective Affiliates, or the Singapore Partnership or any entity created pursuant to an Entity Agreement (a "JV Entity") shall, without the prior written consent of S-P or M, as the case may be, divulge, use or permit its, or its Affiliates', officers, employees, agents, advisors or contractors to divulge to any Person or use (other than as provided in Section 7.1(c)):

                  (1) the contents of this Agreement or any of the Related Agreements; (2) any confidential or proprietary information which has been provided to it (whether before or after the date of this Agreement) by any of the other parties hereto; or (3) any confidential or proprietary information relating to the ECLAFE Cholesterol Business in ECLAFE other than the information covered by this Section 7.1(a)(2); including, in each case, all financial, marketing and technical information, specifications, ideas, concepts, technology, processes, knowledge and know-how, together with all details of customers, suppliers, prices, discounts, margins, information relating to research and development, current trading performance and future business strategy (collectively, the "Confidential Information").

            (b) The restrictions imposed by Section 7.1(a) shall not apply to the disclosure of any information which:

                  (1) is or becomes generally available to the public other than as a result of any breach of the provisions of this Agreement;
            (2) is lawfully in the possession of such other Party prior to receipt from the disclosing Party; (3) is commonly known to Persons engaged in the pharmaceutical industry other than as a result of any breach of the provisions of this Agreement; (4) is independently developed by such Party without reference to the other Party's or such Party's Affiliates' Confidential Information; or (5) is required to be disclosed by S-P, M, the Singapore Partnership or any of their Affiliates or any JV Entity under any law applicable to the conduct of such Party's business or otherwise or is disclosed upon S-P, M, the Singapore Partnership or any of their Affiliates or any JV Entity becoming legally compelled to disclose, if, in any such case, S-P, M, the Singapore Partnership or any of their Affiliates or any JV Entity under such legal obligation or compulsion has used its best efforts to afford the other Party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

            (c) Each of S-P and M shall ensure that Confidential Information is disclosed only to those of its and its Affiliates' officers, employees, agents, advisors and contractors who need to know it, and who are bound by written obligations of confidentiality in respect of such information or have similar duties under their professional ethics code, and each Party hereto takes full responsibility for all actions of its employees and advisors and those of its Affiliates.

            (d) Each of S-P and M will return all copies of documents containing Confidential Information to the Party to which such information relates upon request after termination hereof other than one copy which may be maintained solely for record keeping purposes.

            (e) Notwithstanding any other provision of this Agreement, during the six-year period following termination of this Agreement pursuant to Section 5.2.2(ii), all Confidential Information relating to the Cholesterol Products known to, or in the possession of, the Terminated Party and entities that were Affiliates of the Terminated Party prior to the termination of this Agreement, shall not be disclosed, provided or otherwise made available, to the Person that acquired the Terminated Party or to any of such Person's Affiliates, officers, directors, employees or agents.

      Section 7.2. Publicity. Neither S-P nor any of its Affiliates on the one hand nor M or any of its Affiliates on the other hand may use the name of the other or any of their Affiliates or the Singapore Partnership or any JV Entity in any publicity or advertising except as specifically provided in any Related Agreements, and may not issue a press release or otherwise publicize or disclose any information related to the existence or substance of this Agreement or any of the Related Agreements or the terms or conditions hereof or thereof, without the prior written consent of the other. S-P and M shall agree on the form, content and timing of the initial press release or public statement that may be used by either of S-P or M to describe this Agreement and any of the Related Agreements and any subsequent press release or subsequent public statement with respect to or relating to the transactions contemplated by this Agreement or any of the Related Agreements or any of the terms or conditions hereof or thereof. In the event that either S-P or any of its Affiliates on the one hand or M or any of its Affiliates on the other hand (the "Disclosing Party") is requested (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or required (by applicable federal or state securities laws or any rule or regulation of any national securities exchange) to make any such disclosure, the Disclosing Party shall provide the other Party (either S-P or M, as the case may be) with prompt written notice of any such request or requirement so that such other Party may seek a protective order or other appropriate remedy and/or, if it also determines that such disclosure is required, waive compliance with the provisions of this Section
7.2. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other Party, the Disclosing Party is nonetheless, in the written opinion of its outside legal counsel, legally compelled to make such disclosure, the Disclosing Party may disclose only that portion which such counsel advises the Disclosing Party is legally required to be disclosed, provided that the Disclosing Party shall use its best efforts to avoid such disclosure including, without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that, to the extent available, confidential treatment will be afforded to such information included in the disclosure.

      Section 7.3. Further Assurances. Each of S-P on the one hand and M on the other hand shall (i) cooperate with each other, (ii) promptly execute, acknowledge and deliver any assurances, approvals or documents reasonably requested by the other that is necessary for the requesting Party to satisfy its obligations hereunder or obtain the benefits contemplated hereby and (iii) cause their respective Affiliates to perform, comply with and abide by the terms of this Agreement.

      Section 7.4. Notices. All consents or other notices provided for in this Agreement shall be in writing, duly signed by the Party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as set forth on Schedule 7.4. Notices delivered to an addressee shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five
(5) business days after such notice has been deposited in the mail.

      Section 7.5. Failure to Pursue Remedies. The failure of any Party to seek redress for violation of, or to insist upon the strict performance of, any provision of either this Agreement or any Related Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. No waiver of any breach of any of the terms of this Agreement or any of the Related Agreements shall be effective unless such waiver is in writing and signed by the Party or parties against whom such waiver is claimed.

      Section 7.6. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude, constitute an election of remedies or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      Section 7.7. Assignment; Binding Effect. Except as specifically set forth in the Related Agreements, without the consent of all of the parties hereto, which consent may be given or withheld by each Party in its sole discretion, neither this Agreement, any of the Related Agreements, nor any interest of a Party in the ECLAFE Cholesterol Business in ECLAFE may be assigned or otherwise transferred, except (i) to wholly-owned subsidiaries of such Party, provided that any such subsidiary remains at all times directly or indirectly wholly-owned by M or S-P, as the case may be, or
(ii) pursuant to Section 5.3 or 5.4. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

      Section 7.8. Severability. In the event of any challenge of the validity or enforceability of any term, part or provision of this Agreement or any of the Related Agreements, until a final, unappealable decision is rendered and, pending such final, unappealable decision, such challenged term, part or provision shall remain in full force and effect. Any term, part or provision of this Agreement or any of the Related Agreements, which is determined by a court in a final, unappealable decision to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering in any way invalid or unenforceable the remaining terms, parts and provisions of this Agreement, or any of the Related Agreements or affecting the validity or enforceability of any of the terms, parts or provisions of this Agreement or any of the Related Agreements, in any other jurisdiction and, accordingly, all such other terms, parts and provisions shall remain in full force and effect. If any provision of this Agreement or any of the Related Agreements, is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

      Section 7.10. Integration. This Agreement and the Related Agreements constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Related Agreements, the terms and conditions of this Agreement shall prevail, except as specifically provided herein.

      Section 7.11. Governing Law. This Agreement and the Related Agreements and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without giving effect to choice of law provisions thereof; provided, that, the substantive law governing the Parties' performance in a given country under a Related Agreement shall continue to govern performance in such country to the extent provided in such Agreements.

      Section 7.12. Amendments. Any amendment, supplement or waiver to this Agreement shall be made in writing and shall be adopted and be effective only if signed and approved by each of the parties hereto.

      Section 7.13. Judicial Proceeding.

                  (a) General. Any disputes, claims, controversies or disagreements with respect to this Agreement or any of the Related Agreements, including whether an ECLAFE Material Breach has occurred, that cannot be resolved pursuant to the procedures set forth in Sections 3.2.1(e), 3.2.1(f), 3.2.2(c), 3.4.5, 3.5.5, 3.6.1(e), 3.6.1(f), 3.6.1(g) and 5.1, as applicable, such procedures to be fully complied with, as applicable, shall be finally determined in a judicial proceeding; provided that (i) no Party shall seek dissolution by a judicial forum or by operation of law, appointment of a trustee, receiver, custodian or similar person and (ii) the foregoing shall not limit any remedies specifically provided in any of the Related Agreements. Notwithstanding the foregoing, no dispute relating solely to business decisions relating to the operation of the ECLAFE Cholesterol Business in ECLAFE shall be submitted to any judicial proceeding hereunder.

                  (b) Consent to Jurisdiction. Each Party to this Agreement, or to any of the Related Agreements hereby, consents to the exclusive jurisdiction of the state courts of New York for the purposes of any action or proceeding arising out of or in connection with this Agreement or any of the Related Agreements pursuant to Section 7.13(a), and each of the Parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the New York Supreme Court-Commercial Division. None of the parties to this Agreement, nor any of their subsidiaries or Affiliates, will raise any objection to proceedings in New York based on section 1312 of the New York Corporation Law or any similar statute. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto further irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to this Agreement or any of the Related Agreements, on behalf of itself or its property, by the personal delivery of copies of such process to such Party. Nothing in this Section 7.13(b) shall affect the right of any Party hereto to serve legal process in any other manner permitted by law.

      Section 7.14. Enforcement of Certain Rights. In the event that M or S-P believes that the other Party or an Affiliate of the other Party is not complying with its obligations as a whole in a material respect, under any of the Related Agreements to the extent applicable to ECLAFE, any dispute with respect thereto shall be referred to the EMEA Operating Board, EMEA General Manager, EMEA Executive Sponsors, Far East Operating Board, Far East General Manager, Latin America Executive Sponsors, the Canadian General Manager or the Chairmen of M and S-P, as the case may be, and first be subject to resolution pursuant to the procedures set forth herein, such procedures to be fully complied with, as applicable. Notwithstanding anything contained herein, if the dispute cannot be resolved pursuant to such dispute resolution procedures, then the complaining Party shall have the power and authority to enforce, on behalf of the Person, or to cause the Person to enforce, the Person's rights through a judicial remedy in accordance with the provisions of Section 7.13; provided that notwithstanding the foregoing, M shall have the right to immediately seek on behalf of any Person a judicial remedy in the event it believes that there has been or is reasonably likely to be a breach of any agreements which require the consent of M for any licensing of Ezetimibe to any Party, or that prohibits the licensing of Ezetimibe to other parties, or that any exclusive product rights are being violated or are reasonably likely to be violated. If any of M, S-P or any of their respective Affiliates agrees to license to an Affiliate manufacturing technology or know-how pursuant to the terms of a manufacturing agreement (the "Licensor"), then the parties hereto that are Affiliates of the Licensor shall not take any action (or omit to take any action) which could materially hinder or frustrate the ability of the Person to enforce and realize the benefits of such license.

      Section 7.15. No Third Party Beneficiaries. Except as otherwise specifically set forth in the Related Agreements, neither this Agreement nor any of the Related Agreements shall confer upon any Person, other than the parties hereto and thereto, any rights or remedies hereunder or thereunder.

      Section 7.16. Survival. Notwithstanding any other provision herein, if this Agreement is terminated for any reason, the applicable provisions of Sections 5.3, 5.4, 6.1, 6.2, 6.4, 6.5 , 7.13 and this Section 7.16, and any applicable definitions set forth or incorporated in Section 1.2, shall survive to the extent necessary to effectuate any Related Agreements that survive such termination, and Sections 5.3(f) and 5.4(b), 5.4(c) and 5.4(d)(together with the applicable definitions set forth in Section 1.2) shall survive for the periods respectively set forth in each such section.

      Section 7.17. Sanctioned Countries. The Parties acknowledge that certain countries in ECLAFE are subject to sanctions by the United States Government and/or the United Nations. As of the Effective Date, the following countries are subject to sanctions:

                  (a)   in the EMEA - Iran, Iraq, Libya, Sudan;

                  (b)   in Latin America - Cuba; and

                  (c) in the Far East - Afghanistan, North Korea (only with respect to imports to the U.S.).

      The Parties shall comply with all applicable laws, rules and regulations governing commercial activities involving such countries and shall obtain any required licenses or authorizations prior to undertaking any activities related to the ECLAFE Cholesterol Business in such countries. In the event that countries are added to or deleted from the list of sanctioned countries, the provisions set forth in this Section 7.17 shall apply to such sanctioned countries.

      IN WITNESS WHEREOF, the parties hereto have executed this Master Agreement as of the date first above stated.

                                                [Signatures Omitted]

                                                                Schedule 1.2(ii)

                                 Existing M JVs










            [***]

                                                               Schedule 1.2(iii)



                                Existing S-P JVs

      [***]

                                                                 Schedule 2.1(a)



                COUNTRY SALES AMOUNTS FOR MAJOR COUNTRIES IN EMEA

                                  ($ MILLIONS)














                                      [***]

                                                                 Schedule 4.2(a)

            [***Note: approximately 3 pages of text are omitted]

                                                                    Schedule 7.4



            [***Note: approximately 2 pages of text are omitted]




                                       S-5